Exhibit 10.6

CAMPBELL OFFICE PARK

Commercial Office Lease

THIS COMMERCIAL OFFICE LEASE (this “Lease”) is made on July 20, 2011 (the “Effective Date”), by and between CAMPBELL TECHNOLOGY PARK, LLC, a California limited liability company (“Lessor”), and iWATT, INC., a California corporation (“Lessee”).

In consideration of the mutual promises and obligations contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Premises. Lessor leases to Lessee, and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain Premises (“Premises”) identified as Suite 150 of the Building consisting of approximately twenty-four thousand eight hundred seventy-three (24,873) rentable square feet, together with the nonexclusive right to use the Common Area (defined below). The term “Building” means the building in which the Premises are located having an address of 675 Campbell Technology Parkway, City of Campbell, County of Santa Clara, California, and containing approximately 100,326 square feet of gross rentable area. Lessee’s pro-rata share of the Building is approximately 24.79% (“Lessee’s Share”). The term “Common Area” means the Building lobbies, entry ways, hallways, utility raceways, elevators, restrooms and all areas and facilities within the Project but outside of the Building, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like. The term “Project” shall mean the Building, the Common Areas and the land on which the Building, Common Areas and other improvements are located.

2. Term. The term of this Lease shall be for seventy-five (75) months (the “Term”) commencing on the date that the Lessor’s Improvements are Substantially Complete, estimated to be October 1, 2011 (“Commencement Date”), and, assuming a Commencement Date of October 1, 2011, expiring on December 31, 2017 (“Expiration Date”). If the actual Commencement Date is other than October 1, 2011, Lessor and Lessee shall execute an amendment to this Lease establishing the mutually agreed upon Commencement Date and Expiration Date. Notwithstanding anything to the contrary contained in this Section 2, if for any reason the actual Commencement Date has not occurred by December 1, 2011, then Lessee may, by written notice to Lessor given at any time thereafter but prior to the actual occurrence of the Commencement Date, elect to terminate this Lease; provided, however, that if the Commencement Date occurs within ten (10) days after delivery to Lessor of Lessee’s termination notice, this Lease shall continue in full force and effect. If the Commencement Date has not occurred within ten (10) days after the date of delivery of Lessee’s termination notice, then this Lease shall terminate as of the tenth (10th) day after delivery of the termination notice, and Lessor shall promptly return to Lessee any prepaid rent and/or Security Deposit delivered to Lessor.

3. Rent.

(a) Lessee shall pay to Lessor Base Rent for the Premises according to the schedule below (the “Base Rent”) in lawful money of the United States of America. Upon the execution of this Lease, Lessee shall pay to Lessor the Security Deposit plus Thirty-six Thousand Sixty-five Dollars and Eighty-five Cents ($36,065.85), which sum represents the amount of the Base Rent for the first month that Base Rent is due. The monthly Base Rent shall be paid in advance on the first (1st) day of each calendar month as follows:

Date	Monthly Period	Triple Net Monthly Rent
10/01/2011 – 12/31/2011	01 – 03	$0
01/01/2012 – 12/31/2012	04 – 15	$36,065.85
01/01/2013 – 12/31/2013	16 – 27	$38,553.15
01/01/2014 – 12/31/2014	28 – 39	$41,046.45
01/01/2015 – 12/31/2015	40 – 51	$43,527.75
01/01/2016 – 12/31/2016	52 – 63	$46,015.05
01/01/2017 – 12/31/2017	64 – 75	$48,502.35

Lessee shall be responsible for the payment of Additional Rent during the three (3) month period of Base Rent abatement.

(b) Rent for any period during the Term that is for less than one (1) full month shall be a pro-rata portion of the monthly Rent payment. Rent shall be paid without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor. Lessee acknowledges that late payment by Lessee to Lessor of Rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of Rent or other payment due from Lessee is not received by Lessor within ten (10) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of five percent (5.0%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of any Event of Default by Lessee with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor. In addition to such late charge, Rent not paid when due shall bear interest at the Interest Rate from the date due until paid.

(c) All taxes, insurance premiums, reimbursable expenses and utilities, late charges, costs and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee’s failure to pay such amounts, and all reasonable damages, costs, and attorneys’ fees and expenses that Lessor may incur by reason of any Event of Default of Lessee or failure on Lessee’s part to comply with the terms of this Lease, shall be deemed to be additional rent (“Additional Rent”), and, in the event of non-payment by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for the non-payment of the monthly installment of Base Rent. Additional Rent shall be billed to Lessee in monthly invoices with all supporting documentation attached. For purposes of this Lease, the term “Rent” shall be defined as the Base Rent and the Additional Rent. Notwithstanding anything to the contrary, Lessee shall not be required to pay or reimburse Lessor for any leasing commissions; expenses relating to other tenants; costs of repairs and capital expenditures to the extent reimbursed by payment of insurance or condemnation proceeds or warranties received by Lessor; rent and any other amounts due under any ground lease; loan fees, principal payments or interest on loans to Lessor or secured by a mortgage or deed of trust covering the Premises, Building or a portion thereof; salaries of executive officers of Lessor; depreciation claimed by Lessor for tax purposes; any fine, interest, penalties or cost of compliance incurred by Lessor (and attorneys’ fees relating thereto) as a result of Lessor’s violation of any applicable laws; any costs, fines or penalties incurred due to the breach of this Lease or any other lease in the Building by Lessor; the cost to restore or repair the Premises or Building following a casualty or condemnation to the extent resulting from Lessor’s failure to maintain the type and levels of insurance required under this Lease; increases in insurance premiums over those in effect on the Commencement Date to the extent directly caused by the negligence or willful misconduct of Lessor or any of its employees, agents or contractors or other occupants of the Building other than Lessee; Lessor’s general overhead expenses not related to the Premises or Building; advertising and promotional expenditures; charitable or political contributions or fees paid to trade associations; and costs for sculpture, paintings or other objects of art (and insurance thereon or extraordinary security in connection therewith); capital expenditures except (i) capital improvements that reduce the expenses otherwise payable by Lessee under this Lease (up to the amount of anticipated savings) or (ii) capital improvements required to cause the Building to comply with laws first becoming effective after the Commencement Date, but only to the extent the cost of such capital improvements are amortized over the useful life of the capital item in question; costs occasioned by casualty or by the exercise of the power of eminent domain; costs to correct any construction defect in the Building or to comply with any CC&Rs or law applicable to the Building on the Commencement Date; except for the circumstances described in Section 5(f), costs incurred in connection with the presence of any Toxic or Hazardous Materials in, on, under or about the Building; costs of any renovation, improvement, painting or redecorating of any portion of the Building not made available for Lessee’s use (e.g., the premises of another lessee in the Building).

4. Security Deposit. Upon the execution of this Lease, Lessee shall pay to Lessor a “Security Deposit” in an amount of Forty-Eight Thousand Five Hundred Two Dollars and Thirty-five Cents ($48,502.35), as security for Lessee’s full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit: (a) to the extent of any sum due to Lessor; or (b) to compensate Lessor for any loss, damage, attorneys’ fees or expense sustained by Lessor due to Lessee’s default. In such event, Lessee shall, within ten (10) business days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its then sum. No interest shall accrue on the Security Deposit. At the end of the Term, Lessee shall leave the Premises in the condition required by this Lease in Sections 11(a) and 12(b), and any remaining balance of the Security Deposit, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Premises by Lessee. Lessor can maintain the Security Deposit separate and apart from Lessor’s general funds, or can co-mingle the Security Deposit with the Lessor’s general and other funds.

5. Use of the Premises.

(a) The Premises shall be used exclusively for general office use, test and evaluation lab use and all other legally permitted uses.

(b) Lessee shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the Premises are hereby leased, without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the Building in which the Premises are located, or cause a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Lessee sell or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or other act or thing which may unreasonably disturb the quiet enjoyment of any other tenant in the Building in which the Premises are located, nor, without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any immoral or unlawful purpose.

(c) Lessee shall not place any harmful liquids in the drainage system of the Premises or of the Building of which the Premises form a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises by Lessee outside of the Building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the Building proper where designated by Lessor. No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises by Lessee outside of the Building proper. Lessee shall comply with all the Covenants, Conditions, and Restrictions affecting the Premises, a copy of which is attached hereto as Exhibit B.

(d) Lessor represents and warrants to Lessee that to its actual knowledge, without actual investigation, there are no Toxic or Hazardous Materials present on, at or under the Premises, which shall be deemed to include underlying land and groundwater, at the time of Lessee’s occupancy. Lessor shall indemnify, defend and hold harmless Lessee, its shareholders, directors, officers, employees, agents, lenders, and successors against all claims, demands, liabilities, damages, judgments, and costs, including reasonable attorneys’ fees, arising from or in connection with any prior Toxic or Hazardous Materials that existed prior to Lessee’s occupancy of the Premises, that migrated onto the Premises or Property from outside thereof or that were brought onto the Premises or Property by Lessor or its employees, agents, or invitees. Lessor shall have the sole and exclusive authority to defend and/or settle any such claim or action and Lessee shall reasonably cooperate with Lessor in connection therewith at no cost to Lessee. Lessor’s obligations hereunder shall survive the termination of this Lease.

(e) Lessee shall not use or store on the Premises Toxic or Hazardous Materials, excluding, however basic janitorial, maintenance and office supplies, and materials commonly used in connection with Lessee’s business, as described in Section 5 hereof, which are used and stored in full compliance with all applicable laws. For purposes of this Section 5, “Toxic or Hazardous Materials” shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (b) regulated or monitored by any governmental authority; or (c) a basis for potential liability of Lessee and Lessor to any governmental agency or third party under any applicable statute or common law theory. “Toxic or Hazardous Materials” shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.

(f) Lessee shall be responsible for and indemnify, defend and hold harmless Lessor and its members, employees, lenders, successors and assigns from all claims, demands, liabilities, damages, judgments and costs, including reasonable attorneys’ fees, arising at any time from breaches of Lessee’s obligations set forth in the immediately preceding Paragraph. Lessee shall have the sole and exclusive authority to defend and/or settle any such claim or action and Lessor will reasonably cooperate with Lessee in connection therewith, at no cost or expense to Lessor. Lessee’s obligations hereunder shall survive the termination of this Lease.

(g) If, at any time during the Term, Lessor suspects that toxic waste, spillage, or other contaminants may be present on the Premises, Lessor may order a soils report, or its equivalent, and Lessee shall pay such costs within fifteen (15) days from the date of the final determination that Lessee or Lessee’s agents, employees, contractors or invitees released or caused Toxic or Hazardous Materials on or about the Premises in violation of its obligations under this Section 5. If any such Toxic or Hazardous Materials are found upon the Premises which were released by Lessee or Lessee’s agents, employees, contractors or invitees, in violation of its obligations under this Section 5, Lessee shall deposit with Lessor, within fifteen (15) days of written notice from Lessor to Lessee to do so, the amount necessary to remediate such Toxic or Hazardous Materials in accordance with applicable law. Under no circumstance shall Lessee be liable for any Toxic or Hazardous Materials present at any time on or about the Premises or the Building, or the soil, air, improvements, groundwater or surface water thereof, except to the extent the same actually results from the release or emission of Toxic or Hazardous Materials by Lessee or its agents or employees in violation of applicable environmental laws.

(h) Lessee shall abide by all laws, ordinances, and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises; provided, however, that this Section shall not be construed to require Lessee to make capital improvements to the Building or Premises. At the Commencement Date, Landlord shall cause the Premises, including the Lessor’s Improvements, to conform to all requirements of Covenants, Conditions, and Restrictions affecting the Premises of which it has received a copy, and all federal, state and local rules, regulations, statutes, ordinances, laws and building codes (including the Americans with Disabilities Act of 1990, as amended) (collectively, “Laws”) applicable thereto, including, without limitation, all Laws governing Toxic or Hazardous Materials.

6. Improvements. Included in the Base Rent, Lessor shall provide new carpet and paint in the Premises. Prior to the Commencement Date, Lessor shall substantially complete the improvements to the Premises described in Exhibit A (collectively, “Lessor’s Improvements”).

7. Taxes and Assessments.

(a) Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed upon or against Lessee’s fixtures, equipment, furnishings, furniture, appliances, and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances, and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay to Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee’s property.

(b) All property taxes or assessments levied or assessed by or hereafter levied or assessed by any governmental authority against the Premises or any portion of such taxes or assessments which becomes due or accrued during the Term shall be paid by Lessor. Lessee shall pay to Lessor Lessee’s Share of such taxes or assessments within thirty (30) days of receipt of Lessor’s invoice demanding such payment. Lessee’s liability hereunder shall be prorated to reflect the Commencement Date and Expiration Date. Notwithstanding the foregoing provisions of this Section 7(b), Lessee shall not be required to pay or reimburse Lessor for Lessor’s federal or state income, excess profit, franchise, capital, stock, transfer, succession, gift, inheritance or estate taxes. All assessments which can be paid by Lessor in installments, shall be paid by Lessor in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of landlords of comparable first-class office buildings in the vicinity of the Building) and shall be included as Taxes’ in the year in which the installment is actually paid.

8. Insurance; Indemnity.

(a) Payment of Premiums. The premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8(b)(2), 8(c)(1) and 8(c)(2) shall be paid by Lessor. Lessee shall pay to Lessor the Lessee’s Share of the cost of said insurance premiums as Additional Rent. Premiums for policy periods commencing prior to, or extending beyond the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

(b) Liability Insurance.

(1) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee as the insured and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000.00 per occurrence with an annual aggregate of not less than $3,000,000.00. The aggregate limit may be satisfied by a combination of the underlying policy and umbrella liability insurance. Lessee shall add Lessor as an additional insured and coverage shall include damages caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee’s liability policy(ies) shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(2) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8(b)(1). in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

(c) Property Insurance – Building, Improvements and Rental Value.

(1) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor insuring loss or damage to the Building. The amount of such insurance shall be equal to the full insurable replacement cost of the Building, as the same shall exist from time to time. Lessee owned alterations and utility installations, trade fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8(d)(1). If the coverage is available and commercially appropriate, Lessor’s policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by Lessor’s lender (the “Lender”), including coverage for debris removal and the enforcement of any laws, rules and regulations requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not be less than $5,000.00 per occurrence.

(2) Rental Value. Lessor may also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12-month period.

(3) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(4) Worker’s Compensation. Lessee shall purchase and maintain Workers’ Compensation Insurance providing statutory benefits to employees of Lessee in California and Employer’s Liability Insurance with limits of not less than those required by applicable laws, codes, and regulations.

(5) Lessee’s Improvements. Lessor shall not be required to insure Lessee owned alterations and utility installations unless the item in question has become the property of Lessor under the terms of this Lease.

(6) Other. Lessee agrees to purchase and maintain such other insurance against other insurable hazards as Lessee may from time to time reasonably require.

(d) Lessee’s Property; Business Interruption Insurance.

(1) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, trade fixtures, and Lessee owned alterations and utility installations. Such insurance shall be full replacement cost coverage with a deductible of not more than $5,000.00 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, trade fixtures and Lessee owned alterations and utility installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(2) Business Interruption. Lessee shall not be required to obtain and maintain loss of income and extra expense insurance to reimburse Lessee for direct or indirect loss of earnings attributable to any peril. Lessor shall have no liability to Lessee for any such direct or indirect loss of earnings or for damages arising out of any peril as to which Lessee could have obtained and maintained such insurance.

(3) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

(e) Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the State of California and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Commencement Date, deliver to Lessor certificates evidencing the existence and amounts of the required insurance. Such policies shall provide that the insurer will endeavor to give thirty (30) days’ prior written notice to Lessor of any cancellation of such insurance (ten (10 days for failure to pay premiums). Lessee shall, no later than fifteen (15) days after the expiration of such policies, furnish Lessor with evidence of renewals, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one (1) year or the length of the remaining term of this Lease, whichever is less. If either party shall fail to procure and maintain the insurance required to be carried by it, the other party may, but shall not be required to, procure and maintain the same. Neither the issuance of any such insurance policy nor the minimum limits specified in this Section 8 shall be deemed to limit or restrict in any way Lessee’s liability arising under or out of this Lease.

(f) Waiver of Subrogation. Notwithstanding anything to the contrary. Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or any deductibles applicable hereto. The parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

(g) Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Lessor and its agents, members and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon written notice defend the same at Lessee’s expense. Lessee shall have the sole and exclusive authority to defend and/or settle such claim or action and Lessor will reasonably cooperate with Lessee in connection therewith, without cost or expense to Lessor. Lessor need not have first paid any such claim in order to be defended or indemnified.

(h) Exemption of Lessor and its Agents from Liability. Except to the extent caused by the gross negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable for: (1) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places; (2) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project; or (3) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of this Section 8.

(i) Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance within ten (10) days after written notice from Lessor, the Base Rent shall be increased by an amount equal to 10% of the then-existing Base Rent or $100.00, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Event of Default or breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Reimbursable Expenses and Utilities. Lessor represents and agrees that heating, ventilation, air conditioning, water, gas, electricity, sewer and waste pick-up utilities and services to the Premises are and shall remain reasonable and customary for tenants of office facilities of comparable size and location to the Premises and Lessor shall provide Lessee with access to the Premises twenty-four hours a day, seven (7) days a week. Lessee shall pay its Lessee’s Share of all water, gas, light, power, electricity, telephone, HVAC maintenance and repairs, trash removal, landscaping, sewer charges, and all other services, including normal and customary property management costs and fees not to exceed in the aggregate three percent (3%) of the Base Rent, supplied to or consumed on the Premises. In the event that any such services are billed directly to Lessor, then Lessee shall pay Lessor, as Additional Rent, for Lessee’s Share of such expenses that are not separately metered and, so long as Lessee is not paying its share of similar expenses attributable to other premises in the Building, 100% of such expenses that are attributable to the Premises. Lessee’s Share of any of the foregoing shall not include costs (i) arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Building, or (ii) associated with utilities and services of a type not provided to Lessee.

10. Repairs and Maintenance.

(a) Subject to provisions of Section 12, Lessor, at its sole cost and expense and without reimbursement by Lessee, shall keep and maintain in good order, condition and repair the structural elements of the Premises including, but not limited to, the roof, roof membrane, paving, floor slab, foundation, exterior walls, columns, decks, raised slabs, and all waterproofing. Subject to Section 9, Lessor shall also keep and maintain in good order, condition and repair the common areas of the Building, the Building’s mechanical, electrical, fire life safety and HVAC systems. Lessor shall make such repairs, replacements, alterations or improvements as Lessor deems reasonably necessary with respect to such structural elements. Notwithstanding the foregoing, if the reason for any repair, replacement, alteration or improvement is caused by Lessee or arises because of a breach of Lessee’s obligations under this Lease, then Lessee shall pay 100% of the costs or expense to remedy the same.

(b) Except as expressly provided in Section 10(a), Lessee shall, at its sole cost, keep and maintain the entire interior of the Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, doors, all door hardware, interior of the Premises, interior walls and partitions, and plumbing and lighting in good and sanitary order, condition, and repair, ordinary wear and tear and damage from casualty excepted.

(c) Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder forthwith within a reasonable time after written notice from Lessor, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as Additional Rent for the cost of such maintenance or repairs on the next date upon which Base Rent becomes due.

11. Alterations and Additions.

(a) Lessee shall not make, or suffer to be made, any alterations, improvements, or additions in, on, or about, or to the Premises or any part thereof, without prior written consent of Lessor, which consent shall not be unreasonable withheld, conditioned or delayed, and without a valid building permit issued by the appropriate governmental authority, if required. Notwithstanding the foregoing, Lessee shall be permitted to make alterations, improvements, or additions in, on, or about, or to the Premises, following ten (10) days written notice to Lessor, but without Lessor’s prior consent, to the extent that such alterations, improvements, or additions (i) do not affect the Building Systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost, together with the cost of all other alterations, improvements or additions made within a six (6) month period of such alterations, improvements or additions, less than the aggregate sum of $10,000.00. Lessor retains, at its sole option, the right to approve the general contractor selected by Lessee which approval shall not be unreasonable withheld, conditioned or delayed, to perform all repairs, alterations, improvements, or additions in, on, about, or to said Premises or any part thereof. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, or additions at the termination of this Lease, and to restore the Premises to its prior condition. Any alteration, addition, or improvement to the Premises, shall become the property of Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Lessor may elect, however, at the time that Lessor gives its consent to the making of the alteration, addition or improvement to require Lessee at termination of this Lease to remove any alterations, additions, or improvements that Lessee has made to the Premises. If Lessor so elects, Lessee shall restore the Premises to the condition designated by Lessor in its consent, before the last day of the Term. Alterations and additions that are not to be deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, electrical signs, carpeting, or any other installation that has become an integral part of the Premises. In the event that Lessor consents to Lessee’s making any alterations, improvements, or additions, Lessee shall give Lessor not less than ten (10) days written notice of the commencement of work so that Lessor may post notices of non-responsibility which shall remain posted until completion of the alterations, additions, or improvements.

(b) If, during the Term hereof, any alteration, addition, or change of any sort through all or any portion of the Premises or of the Building of which the Premises form a part, is required by law, regulation, ordinance, or order of any public agency, then if such legal requirement: (1) is not imposed because of Lessee's specific use of the Premises; (2) is not “triggered” by Lessee’s alterations or Lessee’s application for a building permit or any other governmental approval (in which instance Lessee shall be responsible for 100% of the cost of such improvement); and (3) is not “triggered” by Lessor’s or other tenant’s alterations to the Building or Lessor’s application for a building permit or any other governmental approval (in which instance Lessor shall be responsible for 100% of the cost of such improvement), Lessor shall be responsible for constructing such improvement, the cost for which shall be amortized over the useful life of such improvement as reasonably determined by Lessor in accordance with generally accepted accounting principals. Lessee shall be obligated to pay Lessee’s Share of such improvement on a monthly basis, as Additional Rent, amortized over the useful life of the improvement as it coincides with the Term.

12. Acceptance of the Premises and Covenant to Surrender.

(a) Lessor represents and warrants that on the Commencement Date the Building and Premises, as improved by the Lessor’s Improvements, and the mechanical and other systems serving the Building and Premises (e.g., HVAC, electrical, plumbing, and sewer) are in good condition and good working order and comply with all applicable laws and regulations.

(b) Lessee agrees on the last day of the Term, or on sooner termination of this Lease, to surrender the Premises, together with all alterations additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition, and repair, excepting reasonable wear and tear and damage from casualty that was not caused by Lessee or its employees, agents, or invitees. Lessee, on or before the end of the Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed within fifteen (15) days thereafter shall be deemed abandoned by Lessee. Lessee further agrees that at the end of the Term or sooner termination of this Lease, Lessee, at its sole expense, shall have the carpets cleaned, the flooring waxed, any damaged ceiling tile replaced and any damaged doors replaced if necessary to restore Premises to its condition as of the Commencement Date, normal wear and tear and damage from the elements, casualty damage, condemnation and Lessor’s obligations excepted.

(c) If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, Lessee shall indemnify Lessor against claims, demands and liabilities resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

13. Default.

(a) Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Lessee (each an “Event of Default”):

(1) There is a ten (10) day payment grace period (“Grace Period”) commencing when any Base Rent, Additional Rent or any other charge required to be paid under this Lease is due. Any failure by Lessee to pay any Base Rent or Additional Rent, or any other charge required to be paid under this Lease, or any part thereof, within ten (10) days after receipt of written notice from Lessor that payment is due shall be an Event of Default; provided, however, that Lessor shall be required to give such written notice only once during any twelve (12) month period. After Lessor gives such written notice, any failure by Lessee to pay, prior to the expiration of the Grace Period, any Base Rent or Additional Rent, or any other charge required to be paid under this Lease during such twelve (12) month period shall be an Event of Default without the need for further written notice from Lessor.

(2) Any failure by Lessee to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Lessee where such failure continues for thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided, further, that if the nature of such Event of Default is such that the same cannot reasonably be cured within a thirty (30) day period, Lessee shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said Event of Default as soon as possible.

(b) Remedies Upon Default. Upon the occurrence of any Event of Default by Lessee, Lessor shall have, in addition to any other remedies available to Lessor at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(1) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Lessor may recover from Lessee the following, subject to Lessor’s duty to mitigate its damages:

(a) The worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new Lessee, whether for the same or a different use, and any special concessions made to obtain a new Lessee; and

(e) At Lessor’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “Rent” as used in this Section 13 shall be deemed to be and to mean those sums as described in Section 3 to be paid by Lessee. As used in Section 13(b)(1)(a) and (b), the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Section 3, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 13(b)(1)(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus three percent (3.0%).

(2) Lessor shall have the remedy described in California Civil Code Section 1951.4 (Lessor may continue Lease in effect after Lessee’s breach and abandonment and recover Rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Lessor does not elect to terminate this Lease on account of any Event of Default by Lessee, Lessor may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

(c) Waiver of Default. No waiver by Lessor or Lessee of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Lessor in enforcement of one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default. The acceptance of any Rent hereunder by Lessor following the occurrence of any Event of Default, whether or not known to Lessor, shall not be deemed a waiver of any such Event of Default, except only a Event of Default in the payment of the Rent so accepted.

(d) Efforts to Relet. For the purposes of this Section 13, Lessee’s right to possession shall not be deemed to have been terminated by efforts of Lessor to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Lessor's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Lessor without terminating Lessee’s right to possession.

(e) Application of Funds. If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of (1) first, any indebtedness from Lessee to Lessor other than Rent due from Lessee; (2) second, all costs, including for maintenance, incurred by Lessor in reletting; and (3) third, Rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future Rent as rent becomes due under this Lease. In no event shall Lessee be entitled to any excess Rent received by Lessor. If, on the date Rent is due under this Lease, the rent received from reletting is less than the Rent due on that date, Lessee shall pay to Lessor, in addition to the remaining Rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting, as provided in this Paragraph.

(f) Lessor’s Right to Cure Default. Lessor, at any time after an Event of Default, can cure the Event of Default at Lessee’s cost. If Lessor at any time, by reason of Lessee’s Event of Default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of (1) 10% or (2) the maximum rate an individual is permitted by law to charge (the “Interest Rate”) from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be Additional Rent.

(g) Lessor Default. Lessor shall not be in default in the performance of any obligation required to be performed by Lessor under this Lease unless Lessor has failed to perform such obligation within thirty (30) days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Lessor shall commence to cure within such thirty (30) days and diligently pursue such remedy until such default is cured).

14. Destruction.

(a) In the event the Premises are destroyed in whole or in part from any cause, Lessor may, at its option: (1) rebuild or restore the Premises to their condition prior to the damage or destruction; or (2) if the estimated reasonable cost to repair or restore the Premises exceeds six (6) months Rent or occurs during the last six (6) months of the Term, or the cost to repair the Building exceeds twenty percent (20%) of the fair market value of the Building in its damaged condition, terminate this Lease.

(b) If Lessor does not give Lessee notice in writing within thirty (30) days from the destruction of the Premises of its election either to rebuild and restore the Premises, or to terminate this Lease, Lessor shall be deemed to have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Lessor does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Lessee or, up to sixty (60) days per occurrence, because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond control of Lessor), then Lessee shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Lessor. Lessor’s obligation to rebuild or restore shall not include restoration of Lessee’s trade fixtures, equipment, merchandise, or any improvements, alterations, or additions made by Lessee to the Premises. Base Rent and Additional Rent shall be abated during the period and to the extent that the Premises or portion thereof is untenantable.

(c) Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

(d) In the event that the Building in which the Premises are situated is damaged or destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises is damaged or not.

15. Condemnation. If any part of the Premises shall be taken for any public or quasi-public use, under any statute of by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that Lessee shall be required to pay for the remainder of the Term only such portion of such Rent as the value of the part remaining after taking such bears to the value of the entire Premises prior to such taking. Lessor shall have the option to terminate this Lease in the event that such taking causes a reduction in Rent payable hereunder by fifty percent (50%) or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee’s conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. If a part or all of the Premises is taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the Term by reason of the purchase or condemnation of all or a part of the Premises, except that Lessee shall have the right to recover its share of any award or consideration for: (a) moving expenses; (b) loss or damage to Lessee’s trade fixtures, furnishings, equipment, and other personal property; and (c) business goodwill.

16. Free from Liens. Lessee shall: (a) pay for all labor and services performed for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises; and (b) indemnify, defend, and hold Lessor and the Premises harmless and free from any liens, claims, demands, liabilities, encumbrances, or judgments created or suffered by reason of any labor or services performed or materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises; and (c) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises; and (d) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of the California Civil Code, Section 3094, or any amendment thereof. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.

17. Compliance with Laws. Subject to Section 5(h) and 11(b) of the Lease, Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state, and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises.

18. Subordination. Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the land and Building, or land or Building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor. Provided that Lessee is provided a commercially reasonable Non-Disturbance and Attornment Agreement, Lessee shall, at any time hereinafter, on demand, execute any commercially reasonable instruments, releases, or other documents that may be required by any mortgagee, mortgagor, trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security, subject to the furnishing to Lessee by such mortgagor, mortgagee, trustor or beneficiary of a reasonable assurance of continued quiet enjoyment of Lessee’s rights under this Lease. Lessee shall deliver any such documents or instruments within ten (10) business days. Notwithstanding the foregoing, the Lease shall not be subject to or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the Premises unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a Non-Disturbance and Attornment Agreement which (i) provides that this Lease shall not be terminated so long as Lessee is not in default under this Lease and (ii) recognizes all of Lessee’s rights hereunder (a “Non-Disturbance and Attornment Agreement”).

19. Abandonment. Lessee shall not abandon the Premises (as defined in California Civil Code Section 1951.3) for thirty (30) consecutive days at any time during the Term, and if Lessee shall so abandon the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned the Premises so long as Lessee continues to pay all Rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease.

20. Assignment and Subletting.

(a) Definitions. For purposes of this Section 20, the following terms shall be defined as follows:

(1) Sublet. The term “Sublet” shall mean any transfer, sublet, assignment, license or concession agreement, mortgage, or hypothecation of this Lease or the Lessee’s interest in this Lease or in and to all or a portion of the Premises.

(2) Subrent. The term “Subrent” shall mean any consideration of any kind received, or to be received, by Lessee from a Sublessee if such sums are related to Lessee’s interest in this Lease or in the Premises.

(3) Sublessee. The term “Sublessee” shall mean the person or entity with whom a Sublet agreement is proposed to be or is made.

(b) Lessor’s Consent. Lessee shall not enter into a Sublet without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted or purported Sublet without Lessor’s prior written consent shall be void and confer no rights upon any third person and, at Lessor’s election, shall terminate this Lease. In determining whether or not to consent to a proposed Sublet, Lessor may consider the following factors, among others, all of which shall be deemed reasonable: (1) whether the proposed Sublessee has adequate financial wherewithal given the obligations under such sublease; (2) whether the proposed use of the Premises by the proposed Sublessee is consistent with the permitted use for the Premises set forth in Section 5; and (3) whether the experience and business reputation of the proposed Sublessee is adequate given the obligations under such sublease. Each Sublessee shall agree in writing, for the benefit of Lessor, to assume, to be bound by, and to perform the terms and conditions and covenants of this Lease to be performed by Lessee as they relate to the sublease Premises except for Base Rent payable by Lessee under the Lease, for obligations that, as between Lessee and such Sublessee, expressly remain the responsibility of Lessee under such Sublet, or as otherwise manifestly unreasonable (e.g., removal of Lessee’s improvements). Notwithstanding anything contained herein, Lessee shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Lessor’s consent to a Sublet unless Lessor specifically grants such release to Lessee in writing. Consent by Lessor to any Sublet shall not be deemed a consent to any subsequent Sublet. Lessee shall reimburse Lessor for all reasonable costs and attorneys’ fees incurred by Lessor, up to a maximum of One Thousand Dollars ($1,000), in connection with the evaluation, processing and/or documentation of any requested Sublet, whether or not Lessor’s consent is granted. Lessor’s reasonable costs shall include the cost of any review or investigation by Lessor of any Hazardous or Toxic Materials which may be used, stored, or disposed of at the Premises by the Sublessee, including fees paid to consultants hired to perform such review or investigation.

(c) Information to be Furnished. If Lessee desires at any time to Sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (1) the name and legal composition of the proposed Sublessee; (2) the nature of the proposed Sublessee’s business to be carried on in the Premises; (3) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; (4) a statement of all consideration to be paid by the Sublessee in connection with the Sublet; and (5) such financial information, including financial statements, as Lessor may reasonably request concerning the proposed Sublessee.

(d) Lessor’s Alternatives. At any time within ten (10) days after the Lessor’s receipt of the information specified in Section 20(c), Lessor may, by written notice to Lessee, elect: (1) to consent to the Sublet by Lessee; or (2) to refuse its consent to the Sublet. If Lessor consents to the Sublet, Lessee may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Sublessee (the “Permitted Assignee”) set forth in the information furnished by Lessee to Lessor pursuant to Section 20(b), subject, however, at Lessor’s election, to the condition that fifty percent (50%) of any excess of (x) the Subrent over (y) the sum of (i) the Rent required to be paid by Lessee under this Lease and (ii) Lessee’s reasonable cost of subletting, including commissions, subtenant improvements, but not attorneys’ fees, shall be paid to Lessor.

(e) Proration. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Lessor by dividing the Rent payable by Lessee hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

(f) Exempt Sublets. Notwithstanding the above, Lessor’s prior written consent shall not be required for a Sublet to: (1) any entity resulting from a merger or consolidation whose combined balance sheet equals or exceeds that of Lessee prior to such merger or consolidation; (2) any entity succeeding in the business and assets of Lessee; (3) any subsidiary or affiliate controlled by Lessee; or (4) any entity which controls, is controlled by or is under common control with Lessee (any of the foregoing, a “Successor Company”); provided, however, that: (i) Lessee gives Lessor prior written notice of the name of any such Successor Company; and (ii) the Successor Company assumes, in writing, for the benefit of Lessor, all of Lessee’s obligations under this Lease.

21. Signage.

(a) Lessor, at its sole cost and expense, shall install interior signage for Lessee in the Common Area lobby and the front door leading to the Premises consistent with the existing Building standards and subject to Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Lessee, at its sole cost and expense, shall have the non-exclusive right to have its name displayed on the existing monument sign located in front of the Building; provided, however, that the design, size, location, specifications, graphics, materials and colors with respect to Lessee’s name on the monument sign shall be consistent with the existing Business park standards (as determined by Lessor in Lessor’s sole discretion) and Lessee must obtain Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

22. Insolvency or Bankruptcy. Either: (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee; or (b) a general assignment by Lessee for the benefit of creditors; or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee, if the foregoing appointment, assignment or action is not dismissed in 60 days; and if not so dismissed, then this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This Section is to be applied consistent with the applicable state and federal law in effect at the time such event occurs.

23. Lessor Loan or Sale. Lessee agrees within ten (10) business days following request by Lessor to: (a) execute and deliver to Lessor any commercially reasonable estoppel certificates presented to Lessee by Lessor: (1) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any; and (2) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder or identifying any such uncured defaults; and (3) evidencing the status of this Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor; and (b) subject to Landlord and its lender executing a commercially reasonable nondisclosure agreement required by Lessee, to deliver to Lessor the current financial statements of Lessee, including a balance sheet and profit and loss statement, for the current fiscal year and the two immediately prior fiscal years, all prepared in accordance with generally accepted accounting principles consistently applied. Lessee’s failure to deliver an estoppel certificate within ten (10) business days following such request shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. If Lessee fails to deliver the estoppel certificates within such ten (10) business days, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to any third party.

24. Surrender of Lease. The voluntary or other surrender of this Lease by Lessee shall not work a merger nor relieve Lessee of any of Lessee’s obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing Subleases or Subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such Subleases or Subtenancies.

25. Attorneys’ Fees. In the event of any claim, dispute or controversy arising out of or relating to this Lease, including an action for declaratory relief, the prevailing party in such action or proceeding shall be entitled to recover its court costs and reasonable out-of-pocket expenses not limited to taxable costs, including, but not limited to, phone calls, photocopies, expert witness, travel, etc., and reasonable attorneys’ fees to be fixed by the court. Such recovery shall include court costs, out-of-pocket expenses and attorneys’ fees on appeal, if any. The court shall determine the party that is the “prevailing party,” whether or not the dispute or controversy proceeds to final judgment.

26. Notices. Any and all notices, demands, requests or other communications required or permitted by this Lease or by law to be served on, given to or delivered to any party hereto by any other party to this Lease shall be in writing and shall be deemed duly served, given or delivered upon delivery: (a) by a courier service or overnight delivery service (with proof of service); (b) by hand delivery; or (c) by certified or registered mail (return receipt requested and first- class postage prepaid) and addressed as follows:

If to Lessor:	Campbell Technology Park, LLC c/o Consigliare Management Company 1960 The Alameda, Suite 150 San Jose, California 95126-1451

If to Lessee:	iWatt, Inc. 675 Campbell Technology Parkway, Suite 150 Campbell, California 95008 Attn: President

Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed: (i) on the third day after the day it is mailed by certified or registered mail (return receipt requested and first-class postage prepaid); (ii) the next business day following delivery (as evidenced by a receipt) by courier service or overnight delivery service; or (iii) upon the intended recipient’s refusal to accept delivery. Any notice, demand, request or other communication required or permitted by this Lease or by law shall refer to the specific Section of this Lease under which notice, demand, request or other communication is being given and describe with specificity the reason for such notice, demand, request or other communication. Either party may change its address for the purposes of this Lease, by giving notice of the change, in the manner required by this Lease, to the other party.

27. Reserved.

28. Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant, or condition, herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such Rent.

29. Holding Over. Any holding over after the expiration of the Term, or any Extended Term, shall be construed to be a month-to-month tenancy at a rental of one and one-half (1-1/2) times the last month’s Base Rent and Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

30. Option to Extend Term.

(a) Extended Term. Lessee shall have one (1) option (the “Extension Option”) to extend the Term for one (1) four (4) year period (the “Extended Term”) at an adjusted rental calculated as provided in Section 30(b), on the condition that:

(1) Lessee has given to Lessor written notice of exercise of the option (“Option Notice”) at least six (6) months, but no more than twelve (12) months, before the expiration of the initial Term; and

(2) No Event of Default by Lessee has occurred and is continuing on the date of giving the Option Notice and on the date that the Extended Term is to commence.

All other terms and conditions contained in this Lease, as the same may be amended from time to time, shall remain in full force and effect and shall apply during the Extended Term. The Extension Option shall be personal to Lessee and shall not be transferable or assignable to any other person or entity other than to a Permitted Assignee (as defined in Section 20(d)) or Successor Company (as defined in Section 20(f)). If Lessee exercises its Extension Option, the word “Term” as used in this Lease shall mean the initial Term and the applicable Extended Term.

(b) Extended Term Rent. The monthly Base Rent for the Extended Term shall be equal the then prevailing Fair Market Rent for similar space in the Campbell, California area with three percent (3.0%) annual escalations.

(c) Fair Market Rent. The monthly Base Rent for the Extended Term shall be calculated using the then-current fair market monthly rent (“Fair Market Rent”) for the Premises as of the commencement date of the Extended Term. The term Fair Market Rent is defined as the rental rate, determined in accordance with this Section 30(c), at which tenants are leasing space in Comparable Transactions (as defined below) as of the commencement of the applicable Extended Term. The Fair Market Rent shall be the rental rate that comparable landlords in the recognized market area where the Building is located (not less than a 5 mile radius from the Building) have accepted in then current transactions between non-affiliated parties for renewal, non-sublease, credit-worthy tenants, leasing space for a reasonably comparable period of time, reasonably comparable in size, location and quality to the Premises in buildings reasonably comparable in size, quality and appearance with reasonably comparable vacancy factors (“Comparable Transactions”). In any determination of Comparable Transactions, appropriate consideration shall be given to annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clauses (including, without limitation, whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), rental abatement concessions reflecting free rent and/or no rent during the period subsequent to the commencement date as to the space in question, brokerage commissions, if any, which would be payable by Lessor in a comparable transaction, building standard work letter and/or tenant improvement allowances, and all other monetary and non-monetary concessions, if any, and other generally applicable conditions of tenancy for such Comparable Transactions being granted such tenants in connection with comparable space.

(d) Acceptance or Rejection of Notice. The determination of Fair Market Rent shall be made as follows:

(1) Within thirty (30) days after receipt of Lessee’s Option Notice, Lessor shall advise Lessee of the applicable monthly Base Rent, as determined by a licensed commercial real estate broker with not less than five (5) years experience in commercial rental transactions in the Campbell market, for the Premises for the Extended Term by written notice to Lessee.

(2) Within sixty (60) days after the date on which Lessor advises Lessee of the Fair Market Rent and applicable monthly Base Rent rate for the Extended Term, Lessee shall either: (i) give Lessor final binding written notice (“Binding Notice”) of Lessee’s exercise of the Extension Option; (ii) give Lessor written notice of Lessee’s disagreement with such rental rate (“Disagreement Notice”); or (iii) provide Lessor with written notice of rejection (the “Rejection Notice”). In the event that Lessee provides Lessor with a Disagreement Notice, then the parties shall meet and endeavor to agree on a monthly Base Rent rate within thirty (30) days after Lessor’s receipt of Lessee’s Disagreement Notice. If the parties are unable to agree on the monthly Base Rent, then within ten (10) days of the parties determining by giving written notice from either party to the other that they cannot agree on Fair Market Rent, each shall specify in writing to the other the name and address of a person to act as the appraiser on its behalf. Each such person shall be an MAI certified appraiser or commercial real estate broker in either case with at least ten (10) years of experience with the prevailing market rents for the area in which the Premises are located. If either party fails to timely appoint an appraiser, the determination of the timely appointed appraiser shall be final and binding. The two appraisers shall have twenty-one (21) days from the day of their respective appointments (the “Determination Period”) to make their respective determinations and agree on the Fair Market Rent. If the two appraisers selected by the Lessor and Lessee cannot reach agreement on the Fair Market Rent, such appraisers shall within five (5) business days jointly appoint an impartial third appraiser with qualifications similar to those of the first two appraisers, and the Fair Market Rent shall be established by the three appraisers in accordance with the following procedures: The appraiser selected by each party shall state in writing his/her determination of the Fair Market Rent, which determination will provide for periodic adjustments to the Base Rent if such appraiser believes that such adjustments are appropriate. The first two appraisers shall arrange for the simultaneous delivery of their determinations to the third appraiser no later than ten (10) days after the expiration of the Determination Period. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates the third appraiser’s determination of the Fair Market Rent, and shall have no more than seven (7) days in which to select the final determination. The determination chosen by the third appraiser shall constitute the decision of the appraisers and be final and binding on the parties. Each party shall pay the cost of its own appraiser and shall share equally the cost of the third appraiser. If Lessee provides Lessor a Rejection Notice or fails to provide Lessor with either a Binding Notice or Disagreement Notice within such sixty (60) day period, Lessee’s Extension Option shall be null and void and of no further force and effect. If Lessee provides Lessor with a Binding Notice, Lessor and Lessee shall enter into an Amendment to Lease confirming the terms of the Base Rent for the Extended Term as determined by Lessor (or otherwise agreed in writing between the parties). Notwithstanding the foregoing, if Lessor and Lessee are unable to agree upon the Fair Market Rent rate for the Extended Term for the Premises within ninety (90) days after the date on which Lessee provides Lessor with the Option Notice, Lessee’s Extension Option shall be null and void and of no further force and effect.

31. Expansion Right. Lessee shall have a right of first offer (“ROFO”) for any space that becomes available at 675 Campbell Technology Parkway (“ROFO Space”). Lessor shall give written notice to Lessee (“Lessor’s Notice”) of the availability of ROFO Space and the Lessor’s Notice shall state the material terms under which Lessor intends to offer ROFO Space to other prospective tenants. The rent for the ROFO Space shall reflect the then-current Fair Market Rate. If Lessee desires to exercise the ROFO, Lessee shall within fifteen (15) business days after delivery of the Lessor’s Notice, deliver written notice to Lessor of Lessee’s intention to exercise the ROFO. Lessee must elect to exercise its ROFO, if at all, only with respect to all of the ROFO Space being offered and Lessee may not elect to lease only a portion of the ROFO Space being offered. If Lessee does not properly exercise the ROFO within the fifteen (15) business day period, Lessor may then lease the

ROFO Space being offered to any third party within ninety (90) days on substantially the same terms stated in the Lessor’s Notice. If Lessor fails to so lease such ROFO Space to such party within such time, Lessee’s ROFO rights hereunder shall immediately be effective once again with respect to any ROFO Space. If Lessor leases such ROFO Space to such party within such time, Lessee shall have no further ROFO rights with respect to such leased ROFO Space, but shall retain its ROFO rights with respect to all other ROFO Space. The ROFO shall be personal to the originally named Lessee and any Permitted Transferee or Successor Company, and shall be exercisable only by the originally named Lessee or any Permitted Assignee or Successor Company. Lessee shall not have the right to lease the ROFO Space being offered if there is an Event of Default by Lessee under this Lease beyond the applicable cure period as of the date of the attempted exercise of the ROFO or as of the scheduled date of delivery of the ROFO Space being offered to Lessee.

32. Covenants, Conditions, and Restrictions. Attached hereto as Exhibit B, are Covenants, Conditions, and Restrictions pertaining to Campbell Technology Park. As a condition to this Lease, Lessee agrees to abide by all of said Covenants, Conditions, and Restrictions. Moreover, such reasonable rules and regulations as may be hereafter adopted by Lessor for the safety, care, and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Lessee agrees to obey all such rules and regulations.

33. Limitation on Lessor’s Liability. If Lessor is in default of this Lease, and, as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Premises, or in the Building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor, or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor’s right, title, and interest in the Premises or in the Building, other improvements, and land of which the Premises are part. Neither Lessor nor any of the members comprising the limited liability company designated as Lessor shall be personally liable for any deficiency.

34. Miscellaneous Provisions.

(a) Time is of the essence of this Lease and of each and all of its provisions.

(b) If the Building is leased to more than one (1) tenant, then each such tenant, its agents, officers, employees, and invitees, shall have the non- exclusive right (in conjunction with the use of the part of the Building leased to such tenant) to make reasonable use of the Common Areas, including, but not limited to, any driveways, sidewalks, and parking areas located on the Premises on which the Building is situated.

(c) The term “assign” shall include the term “transfer.”

(d) The provisions of this Lease are severable, and if any one or more paragraphs, clauses or provisions of this Lease are determined to be illegal, invalid or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall continue in full force and effect and shall be binding and enforceable unless deletion of the invalid or unenforceable provision or portion thereof would defeat the essential purposes of the parties hereto as expressed in this Lease.

(e) The titles and captions contained in this Lease are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Lease or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Lease and all references to Exhibits are references to Exhibits to this Lease. All Exhibits attached hereto are hereby incorporated into this Lease and are hereby made a part hereof as if set out in full in this Lease.

(f) This Lease (including the Exhibits) replaces and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter herein and contains all of the covenants and agreements between the parties with respect to the subject matter herein. Each party to this Lease acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement or promise not contained in this Lease shall be valid or binding on either party.

(g) This Lease may not be modified or amended in any way unless such modification or amendment is in writing and is signed by the duly authorized representatives of the parties hereto.

(h) It is understood and agreed that the remedies herein given or otherwise available to Lessor and Lessee shall be cumulative, and the exercise of any one remedy by Lessor or Lessee shall not be to the exclusion of any other remedy.

(i) The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, and administrators, and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

(j) All parties hereto have equally participated in the preparation of this Lease and language hereof shall not be construed for or against either party.

(k) Lessee shall have the right to ninety-five (95) parking places on an unreserved basis at no cost to Lessee.

35. Brokerage Commission. Lessor shall pay to Cassidy Turley CPS, as Lessor’s agent, a commission pursuant to the terms of a separate agreement. Lessor shall pay to LFM Properties, as Lessee’s agent, a fee equal to six percent (6.0%) of the cumulative Base Rent for the initial Lease Term payable one-half (1/2) upon the execution of this Lease and one-half (1/2) on the Commencement Date. Lessor and Lessee each (a) represent and warrant to the other that they have not had any dealings with any real estate brokers, leasing agents or salesmen, other than Cassidy Turley CPS and LFM Properties, and (b) agree to indemnify, defend and hold harmless the other party from any claims, demands or liabilities for any such commission or fees by any such other real estate broker, leasing agent or salesman, which allegedly result from the actions of the indemnifying party, its agents or representatives. The indemnity, defense and hold harmless obligations of Lessor and Lessee under this Section shall survive the expiration or sooner termination of this Lease.

36. Governing Law. This Lease shall be construed and governed by the laws of the State of California. By execution and delivery of this Lease, the parties hereto agree and accept that any legal action or proceeding with respect to this Lease shall be brought in the federal or state courts for the State of California, County of Santa Clara, and the parties expressly waive any objection to personal jurisdiction, venue or forum non conveniens.

37. Prohibited Persons and Transactions. Lessee represents and warrants to Lessor that Lessee is currently in compliance with, and Lessee further covenants to Lessor that Lessee shall at all times during the term of the Lease (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including, but not limited to, Executive Order 13224, dated September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental, regulatory, or administrative action relating thereto. Lessor represents and warrants to Lessee that Lessor is currently in compliance with, and Lessor further covenants to Lessee that Lessor shall at all times during the term of the Lease (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order

(including, but not limited to, Executive Order 13224, dated September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental, regulatory, or administrative action relating thereto.

38. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, and all of which shall constitute a fully- executed Lease. Transmittal and receipt of a facsimile copy of this Lease with the facsimile signature(s) shall be binding on the parties hereto, with the original signature copy to be subsequently delivered by regular mail. The failure to deliver the original executed copy and the non-receipt of the original executed copy shall have no effect upon the binding and enforceable nature of this Lease.

39. Reasonable Expenditures. Notwithstanding anything to the contrary, any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

40. Approvals. Whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Lessee, except as otherwise specifically set forth in the Lease, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

[Signatures on next page.]

IN WITNESS WHEREOF, the duly-authorized representatives of Lessor and Lessee have executed this Lease as of the Effective Date.

Dated:	7/20/11	Lessor:

CAMPBELL TECHNOLOGY PARK, LLC, a California limited liability company

		By:	CMC Campbell, LLC, a Delaware limited liability company, Manager

			By:	/s/ Timothy J. Pasquinelli
Timothy J. Pasquinelli, Member

Dated:	20 July 2011	Lessee:

iWATT, INC., a California corporation

		By:	/s/ Ron Edgerton
President Ron Edgerton

		By:	/s/ James V McCanna
Secretary James V McCanna

[SIGNATURE PAGE FOR

iWATT COMMERCIAL OFFICE SPACE LEASE]

EXHIBIT A

CAMPBELL TECHNOLOGY PARK

Commercial Office Lease

Construction Rider

1. Lessor’s Improvements. Lessor shall with reasonable diligence through a contractor designated by Lessor construct and install in the Premises the improvements and fixtures provided for in this Construction Rider (“Tenant Improvements”). Upon request by Lessor, Lessee shall designate in writing an individual authorized to act as Lessee’s representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider. The construction of the Tenant Improvements is sometimes hereinafter referred to as the “Work” Lessor shall perform the Work in a good and workmanlike manner and in compliance with applicable laws.

1.1 Plans. Lessor and Lessee have previously approved the “proposed” Tenant Improvement plans along with the accompanying finish schedule and specifications, which are attached hereto as Exhibit A-1, (collectively hereinafter referred to as the “Plans”). The Plans show the size and location of finishes, partitions, party or demising walls, doors, electrical and telephone outlets, cabinets, and VDT outlets, finish specifications and generally indicate the work to be done by Lessor to complete Lessee’s necessary improvements. Within twenty (20) business days of its receipt of the Plans, Lessor shall, at its sole cost and expense (subject to the Tenant Improvement Allowance), prepare and furnish to Lessee for its review and approval, the architectural, mechanical, plumbing, lighting, and all other construction drawings and specifications (the “Final Construction Documents”) necessary to obtain a building permit and to perform completely all of the Work to be done by Lessor hereunder, and showing improvements to the Premises consistent with the Plans. It is intended that the Work to be done by Lessor shall encompass all work necessary to take the Premises from its condition as of the date of this Lease to the condition represented by the Final Construction Documents. As soon as reasonably possible following delivery of the Final Construction Documents to Lessee, Lessor shall submit to Lessee a breakdown of costs for all Work to be done by Lessor based on the general contractor’s bid (the “Cost Breakdown”). Lessee shall have the right to require changes to the Plans if the Cost Breakdown exceeds the Tenant Improvement Allowance. If Lessee requires changes to the Plans in order to reduce the cost of the Work to an amount less than the Tenant Improvement Allowance, Lessor shall approve such changes provided the same do not adversely affect the structural integrity of the Building. Lessee shall approve or disapprove of the Final Construction Documents and the Cost Breakdown within fifteen (15) business days of receipt. If Lessee does not approve the Final Construction Documents as submitted, Lessee shall approve those portions that are acceptable to Lessee and shall disapprove those portions that are not acceptable to it, and shall state with specificity the nature of its objections to the Final Construction Documents. Lessor shall then make all reasonable changes to correct the Final Construction Documents to the reasonable satisfaction of Lessee and resubmit them for Lessee’s review and approval within ten (10) business days of receipt of Lessee’s disapproval comments. A revised Cost Breakdown shall accompany any revised Final Construction Documents sent to Lessee by Lessor, and Lessee shall have the right to disapprove the Final Construction Documents if the Cost Breakdown exceeds the Tenant Improvement Allowance. The approved Final Construction Documents and the approved Cost Breakdown, when completed, shall be attached hereto as Exhibit A-2. If the approved Cost Breakdown exceeds the Tenant Improvement Allowance, Lessee shall reimburse Lessor the difference between the Cost Breakdown and the Tenant Improvement Allowance within thirty (30) days following Substantial Completion of the Work, and Lessee’s receipt of invoices, receipts or other written evidence of the actual cost of the Work (collectively “Work Receipts”) from Lessor. Lessee shall only be obligated to pay Lessor the lesser of the difference between (a) the Cost Breakdown and the Tenant Improvement Allowance, or (b) the actual cost of the Work (evidenced by the Work Receipts) and the Tenant Improvement Allowance. Only upon receipt of Lessee’s written authorization may Lessor proceed with the Work.

1.2 Construction. Upon mutual approval of the Final Construction Documents, Lessor shall proceed with all reasonable diligence to cause the Tenant Improvements to be Substantially Completed on or prior to the scheduled Commencement Date in accordance with the Final Construction Documents and this Construction Rider. The Tenant Improvements shall be deemed to be “Substantially Completed” when they have been completed in accordance with the Final Construction Documents, except for: (a) finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list” that do not adversely effect Lessee’s intended use of the Premises; (b) Lessor must have received a Certificate of Occupancy for the Premises from the appropriate municipal authority; (c) all electrical, HVAC, telephone, plumbing and sewage facilities, and other standard building systems (sprinklers, life safety, security, elevators, etc.) serving the Premises and Building common areas must be operational and in good working order; and (d) Lessee must have complete and unobstructed access to the Premises and parking facilities. The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”

Immediately prior to Substantial Completion of the Tenant Improvements and before Lessee takes possession of the Premises (or as soon thereafter as may be reasonably practicable), Lessor and Lessee shall inspect the Premises and jointly prepare a “punch list” of agreed items of construction remaining to be completed. If the punch list consists of minor cosmetic items, minor finishing details, minor omissions and simple mechanical adjustments that do not adversely effect Lessee’s intended use of the Premises said punch list shall not prevent the declaration of Substantial Completion. Lessor shall complete the items set forth in the punch list as soon as reasonably possible. Lessee shall cooperate with and accommodate Lessor and Lessor’s contractor in completing the items on the punch list. Within thirty (30) days after Lessor has notified Lessee that the Tenant Improvements have been Substantially Completed (whether or not Lessee is then in possession of the Premises), Lessee shall have a second opportunity to deliver to Lessor a punch list of items that Lessee deems necessary that Lessor complete or correct in order for the Premises to be acceptable (subject to latent defects). Such items shall not include any damage done due to Lessee’s move-in or occupancy of the Premises. Lessor shall complete the items set forth in the second punch list as soon as reasonably possible. Lessee shall cooperate with and accommodate Lessor and Lessor’s contractor in completing the items on the second punch list.

1.3 Changes. If Lessee requests any change, addition or alteration in or to any Final Construction Documents (“Changes”), Lessee shall cause its architect or space planner to prepare additional plans implementing such Change. As soon as practicable after the completion of such additional Construction Documents, Lessor shall notify Lessee of the estimated cost of the Changes, any resulting delay in the delivery of the Premises to Lessee caused by the Changes and whether Lessor approves of the Changes as proposed or whether a modification of the Tenant Improvement Allowance is required. Within five (5) days after receipt of such estimate, Lessee shall give Lessor written notice whether Lessee elects to proceed with such Changes. If Lessee notifies Lessor in writing that Lessee elects to proceed with such changes, Lessor shall promptly make such changes and Lessee shall be responsible for the additional cost in the Work due to such change(s) to the extent such change(s) cause the total net cost of the Work to exceed the Tenant Improvement Allowance when considering any additions and deletions to the Work as a result of the Change.

1.4 Delays. Lessee shall be responsible for, and shall pay to Lessor, any and all costs and expenses incurred by Lessor in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements (to the extent such increase causes the total net cost of the Work to exceed the Tenant Improvement Allowance when considering any additions and deletions to the Work as a result of the same) caused by: (a) any delays in obtaining any items or materials constituting part of the Tenant Improvements specifically requested by Lessee; (b) any Changes; or (c) any other delay requested or solely caused by Lessee (collectively, “Tenant Delays”); provided, however, that notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Lessor has provided notice to Lessee (the “Delay Notice”), specifying the action or inaction by Lessee which Lessor contends constitutes the Tenant Delay. If Lessee does not cure such action or inaction within two (2) business days of receipt of such Delay Notice (the “Delay Grace Period”), then a Tenant Delay, as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Delay Grace Period.

2. Delivery of Premises. Upon Substantial Completion of the Tenant Improvements, Lessor shall deliver possession of the Premises to Lessee. If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then the Premises shall be deemed to have been Substantially Completed and delivered to Lessee on the date on which Lessor would have Substantially Completed the Premises and tendered the Premises to Lessee but for such Tenant Delays. If the delays are caused by Force Majeure events or by Lessor’s inability to complete the Work and Substantial Completion of the Tenant Improvements has not occurred within six (6) months after the scheduled Commencement Date, Lessee, by written notice to Lessor given within ten (10) days after the expiration of such six (6) month period, may terminate this Lease without any liability to Lessor.

3. Tenant Improvement Allowance. The “Tenant Improvement Allowance” of up to thirty dollars ($30.00) per rentable square foot of the Premises shall be applied to all costs associated with the construction of the Tenant Improvements, including, but not limited to, design fees, permits, architectural expenses, municipal fees, demolition expenses, and construction fees. Tenant Improvement costs and expenses in excess of thirty dollars ($30.00) per rentable square foot shall be, at Lessee’s option: (1) amortized into over Lease payments at six percent (6.0%) per annum, or (2) paid by Lessee directly to Lessor within twenty (20) days of Lessee receiving an invoice from Lessor that includes appropriate documentation of such excess. Lessor’s estimate of the total costs to be incurred for construction of the Tenant Improvements is provided in Exhibit A-2. The costs and expenses, if any, to remove Toxic or Hazardous Materials from the Premises will not be included in the Tenant Improvement Allowance or otherwise amortized into Rent or payable by Lessee.

4. Ownership of Tenant Improvements. All Tenant Improvements, whether installed by Lessor or Lessee, shall become a part of the Premises, shall be the property of Lessor and shall be surrendered by Lessee with the Premises, without any compensation to Lessee, at the expiration or termination of this Lease in accordance with the provisions of this Lease.

5. Force Majeure. For purposes of this Lease, “Force Majeure” means a delay caused by a force majeure event beyond the reasonable control of the party required to perform, including, without limitation, general strikes, inclement weather, utility failure, acts of God, unanticipated governmental regulations and material shortages. Events beyond the reasonable control of a party shall in no event include financial inability to pay such party’s financial obligations.

Exhibit A-1

CAMPBELL TECHNOLOGY PARK

Commercial Office Lease

Approved Plans

MECH LAB
EMI LAB
LED/SHIMMER LAB
BENCHING
STORAGE
PING PONG
COPY ROOM
SERVER ROOM
TESTER LAB 360 SF
CHARACTERIZATION LAB
CONF
BREAK ROOM
ELECTRICAL
LARGE CONF
VP
DIR
PRINTERS
(67) 8X8 CUBES
BOARD ROOM
SECURE LOBBY
MED CONF
SVP
CEO
★ = INDICATES FLOOR MONUMENT, THIS ROOM

INTERIOR SPACE TEST FIT FOR IWATT

675 CAMPBELL TECHNOLOGY PARKWAY

SCALE: 1/8"=1'-0"

HYPOTHETICAL 7-20-11

STUDIO G ARCHITECTS, INC.
90 RAILWAY AVENUE, CAMPBELL, CA
WWW.STUDIOGARCHITECTSINC.COM
P: 408.283.0100

Exhibit A-2

CAMPBELL TECHNOLOGY PARK

Commercial Office Lease

Final Construction Documents and Cost Breakdown

iWatt

Construction Budget

August 5, 2011

#	Item Description iWatt Ground Floor	8/5/2011	$ / 24873sf
1	Site Preparation & Protection	11,800.00	0.47
2	Demolition	8,118.00	0.33
3	Rough Carpentry	1,248.00	0.05
4	Drywall & Framing	97,924.00	3.94
5	Glass & Glazing	31,250.00	1.26
6	Doors, Frames & Hardware	54,926.00	2.21
7	Mill and Casework (allowance)	14,304.00	0.58
8	Furniture Moving NIC	—	—
9	Acoustical Ceiling Allowance	26,012.00	1.05
10	Flooring	40,590.00	1.63
11	Ceramic Floor Tile	—	—
12	Painting	23,300.00	0.94
13	Fire Sprinkler System	19,858.00	0.80
14	Electrical	129,969.00	5.23
15	HVAC	99,921.00	4.02
16	Off Site work / ADA Allowance	15,000.00	0.60
17	Plumbing	11,621.00	0.47
18	General Conditions & Supervision	52,760.00	2.12

	Subtotal	638,601.00	25.67

18	TBI Fee @ 5%	38,316.00	1.54
19	Liability Insurance @ .085%	5,428.11	0.22
20	Contingency	51,088.08	2.05
21	Permit , Plan Check, and Architectural Fees	30,000.00	1.21

	Total	763,433.19	30.69

		6.7%

Exhibit B

CAMPBELL TECHNOLOGY PARK

Commercial Office Lease

Covenants, Conditions, and Restrictions

DECLARATION OF COVENANTS, CONDITIONS

AND RESTRICTIONS OF THE

CAMPBELL TECHNOLOGY PARK

THIS DECLARATION is made on Feb 26, 1999, by WTA CAMPBELL TECHNOLOGY PARK LLC, a California limited liability company (THE “Declarants”), as the owner of that certain real property situated in the City of Campbell, County of Santa Clara, State of California described in Exhibit “A” (Parcel Map) hereto, which exhibit is by this reference incorporated herein as if fully set forth herein, to be effective as of the date it is recorded in Official Records of Santa Clara County.

ARTICLE 1

GENERAL DEFINITIONS

1.1 General: Unless the context otherwise specifies or requires, the terms defined in this Article shall, for all purposes of this Declaration, have the meanings herein specified.

1.2 Approving Agent: The term “Approving Agent” shall mean WTA CAMPBELL TECHNOLOGY PARK, LLC, a California Limited Liability Company, until such time as it ceases to be Approving Agent in accordance with Article 6 below. Thereafter, the “Approving Agent” shall be the person or entity, if any, then serving in that capacity pursuant to the provisions of said Article 6.

1.3 Architect: The term “Architect” shall mean a person holding a certificate to practice architecture in the State of California under authority of the Business and Professions Code of the State of California.

1.4 Campbell Technology Park: The term “Campbell Technology Park” shall mean all of the real property subject to this Declaration.

1.5 Building Area: The term “Building Area” shall mean any portion of any Lot which is covered by a building or structure, including covered walkways, tank farms, covered loading areas, covered entrances and the like, but shall exclude roof overhangs, architectural projections, decks, trash enclosures and the like. Building Area shall be measured from the outside surface of the outermost exterior walls, projected vertically down to ground level.

1.6 City: The term “City” shall mean the City of Campbell, in the County of Santa Clara, State of California.

1.7 Common Use Area. All such areas as indicated on Exhibit “A1” located within Campbell Technology Park which are intended for use by all owners of Campbell Technology Park including, but not limited to, ingress/egress driveways for reciprocal access between lots, landscaped recreational par course zone, sports courts, Campbell Technology project sign and landscape areas, walkways and public City dedicated landscaping along the main access street. See Article 2, Section 2.4.

1.8 Declaration: The term “Declaration” shall mean this Declaration of Covenants, Conditions and Restrictions, as amended or supplemented from time to time.

1.9 Deed of Trust: The term “Deed of Trust” or “Trust Deed” shall mean a mortgage as well as a deed of trust.

1.10 Front: The term “front” shall mean, with respect to any building or structure, any wall facing a street, main drive access or having the main building entrance.

1.11 Improvements: The term “Improvements” shall include, without limitation, all improvements, structures, buildings, outbuildings, storage and refuse areas, sheds and tank farms; fences, screening walls and entryways; utility distribution facilities, drainage systems, exterior equipment and piping, and exterior ductwork; signs; exterior stairways; parking lots, driveways, walkways, and other pavement; and landscaping.

1.12 Landscaping: The term “landscaped or landscaping” shall include without limitation all areas improved with plants, shrubs, ground cover, lawns, trees and other decorative materials (ie. rock, brick, bark, etc.), including the irrigation systems, site furniture and accessories and paved walkways, sidewalks, patios, fountains and plazas.

1.13 Lot: The term “Lot” shall mean any portion of the Campbell Technology Park which is a legally described lot or parcel or is designated as a lot or parcel on any Recorded parcel or subdivision map affecting any of the land within the Campbell Technology Park. The term “Lot” shall not include any portion of a street.

1.14 Mortgages: The Term “Mortgages” shall mean a beneficiary under or a holder of a Deed of Trust as well as a mortgagee under a mortgage.

1.15 Owner: The term “Owner” shall mean and refer to any person or entity owning a fee simple estate in any Lot or any portion thereof, except a person or entity who holds such interest as security for the payment of. an obligation (unless such security holder is in actual possession of said Lot).

1.16 Paved Area: The term “Paved Area” shall mean any portion of a Lot which is paved or covered with pavement (such as asphalt, concrete or other paving material), including parking areas, truck docks, driveways, curbs and the like.

1.17 Rear: The term “rear” shall mean, with respect to any building or structure, the side opposite from the front and the term “rear property line” shall refer to the property line of a Lot running most nearly opposite from and parallel to the rear of the building(s) located thereon. However, a corner Lot (i.e., with frontage along two streets), and any building or structure located on a corner Lot, shall be deemed to have two “fronts” and two “sides, but not to have any “rear”.

1.18 Record: The term “Record” (and any variation thereof such as “Recorded” or “Recordation”) shall refer to recordation in the Official Records of Santa Clara County, State of California.

1.19 Side: The term “side” shall mean, with respect to any building or structure, any wall which is not a “front” or a “rear”.

1.20 Sign: The term “sign” shall mean any structure, sign, device, contrivance, poster, banner or the like fastened or affixed to the ground or an Improvement, electric or non-electric, and all parts thereof, which is (i) visible from neighboring property (including if located within a building but visible through a window) and (ii) erected or used for advertising, dissemination of information, and/or identification purposes or upon or within which any poster, printing, lettering, painting, or other advertising, information, identification of any kind may be fastened or affixed.

1.21 Streets: The term “street(s)” shall mean any publicly dedicated street, or other publicly dedicated thoroughfare within or adjacent to the Campbell Technology Park and shown on any Recorded subdivision or parcel map, or record of survey, whether designated thereon as a publicly dedicated street, boulevard, place, drive, road, terrace, way, lane, circle or court.

1.22 Visible From Neighboring Property: The term “visible from neighboring property” shall mean, with respect to any given object located on a Lot, that such object is or would be visible to a person six (6) feet tall having 20/20 vision and standing on any part of a neighboring property at an elevation no higher than the elevation of the base of the object being viewed. For the purposes of this paragraph, the term “neighboring property” shall include, with respect to any Lot, any abutting street, any abutting Lot, and any Lot separated from said Lot merely by a street.

ARTICLE 2

PROPERTY SUBJECT TO THIS DECLARATION

2.1 General Declaration Creating the Mutual Restrictions: Declarants hereby declare that all of the real property located in the City of Campbell, County of Santa Clara, State of California and described in Exhibit “A” (the “Campbell Technology Park”) is and shall be held, conveyed, sold, hypothecated, encumbered, leased, rented, used, subdivided, occupied, built upon, or otherwise used, improved or transferred, in whole or in part, subject to this Declaration and that this Declaration, and all the covenants, conditions, restrictions and agreements herein contained, are declared, established and agreed to be for the purpose of enhancing and protecting the value and attractiveness of said real property and are in furtherance of a general plan for the subdivision, improvement and sale of said real property, for the direct, mutual and reciprocal benefit of each and every Lot contained within the Campbell Technology Park. This Declaration, and all of the covenants, conditions and restrictions herein contained, are and shall be (i) mutual equitable servitudes burdening each Lot for the benefit of all other Lots within the Campbell Technology Park and (ii) “covenants running with the land”, the burdens of which shall be binding upon each Lot, and the successive Owners of said Lot and each lessee, licensee, occupant or user of said Lot, for the direct benefit of each other Lot and the successive Owners of each other Lot.

2.2 Additional Land: At any time while the Declarants (or any of them) own twenty percent (20%) or more of the area within the Campbell Technology Park (excluding streets), they (or any of them) may add to the Campbell Technology Park all or any portion of any land which they or their principals own or have a direct or indirect interest in which is contiguous to the perimeter of the Campbell Technology Park. Land separated from the Campbell Technology park merely by a street shall be considered “contiguous” thereto. Such addition to Campbell Technology Park shall be accomplished by Recording a Notice of Addition of Land, which contains at least the provisions specified in paragraph 2.3. Thereupon, all of the provisions of this Declaration shall apply to such land, and such land, and such land shall be included in the Campbell Technology Park for all the purposes of this Declaration, in the same manner and to the same extent as if it were originally covered by this Declaration, and such added real property shall be included in the definition of “Campbell Technology Park” for all purposes hereunder. Thereafter, the rights, powers and responsibilities of the Owners and occupants of Lots within such added real property shall be the same as those of the Owners and occupants of Lots within the real property described in Exhibit “A”.

2.3 Notice of Addition of Land. The Notice of Addition of Land referred to in paragraph 2.2 shall contain at least the following provisions:

A. A reference to this Declaration, stating the date and instrument number of its Recording and the reel and image (s) or book and page(s) at which it was Recorded;

B. A legal description of such added real property;

C. A statement that all of the provisions of this Declaration shall apply to such added real property and that such added real property is part of the Campbell Technology Park; and

D. Such other or different covenants, conditions and restrictions as the owner(s) of such real property shall, in their discretion, specify to regulate and control the use, occupancy and improvement of such added real property, if any.

2.4 Maintenance and Use of Common Areas. Each Owner shall permit reciprocal use of approved Common Areas with all Owners of Campbell Technology Park, except that specific planned recreational activities must be approved with the lots Owner and Approving Agent twenty-four (24) hours prior to use. The Owner or Approving Agent may conditionally approve requests for such use. However, the Owner or Approving Agent will have no obligation to approve such a request if, in the judgment of the Approval Agent, the activity in whole or in part is inappropriate or would negatively impact the Owners ability to conduct normal business. Additionally, the Owner may restrict access of the recreational Common Areas, with the approval of the Approving Agents, so as to provide specific times for their exclusive use, but may not entirely restrict, in whole or in part, all reasonable use of the area. Maintenance of the approved Common Areas shall be the sole responsibility of the Owner, except as indicated below in the following list of approved Common Areas:

A. Private Driveway Easement: Includes all driveway easements on record within Campbell Technology Park. These easements provide for reciprocal access for trucking and other vehicles on paved areas. The maintenance of these areas (limited to asphalt paving, sub-base and adjacent concrete curbs) will be shared between all Owners based on a pro-rata share as a percentage of the total Building area of each lot.

B. Sports courts / Half-court Basketball and Plazas: Paved painted and equipped sports court areas and landscaped plazas are intended for shared use and maintenance as follows:

(1) Lots 1&2 (Buildings A&B) shall share, fifty percent (50%) each, the use control and maintenance of the common court area located upon each of their lots, except as provided in paragraph 2.4, including the approximately sixty foot wide landscaped plaza area located between the two buildings. Any disputes regarding use and control of this area shall be determined by the Approving Agent.

(2) Lot 3 (Building C) shall have sole control for the use, except as provided in paragraph 2.4, and sole maintenance of the plaza and sport court area located on that lot.

(3) Lot 4 (Building D) shall have sole control for the use, except as provided in paragraph 2.4, and sole maintenance of the plaza and sport court area located on that lot.

C. Landscaped Par Course and Picnic Area: The Landscaped area which is adjacent to the eastern property line (approximately 15-50 feet wide and 1,200 feet long starting from the public street and extending to the emergency access driveway at Paseo De Palomas) shall be a common access area to all owners of Campbell technology Park. The maintenance of this area (landscaping, walkways, par course stations, picnic tables and benches) will be shared between all Owners based on a pro-rata share as a percentage of the total Building area of each lot.

D. Campbell Technology Park Project Monument and Directional Signs: Monument signs which designate Campbell Technology Park and common access service vehicle directional signs are to be considered as common property for all owners and shall included any lighting and landscaping which directly accents these signs. These signs may be on dedicated public property, as approved by the City of Campbell, or on Campbell Technology Park private property. Maintenance for these signs will be split equally between the owners of all parcels within the Campbell Technology Park. Monument signs for individual businesses shall be the sole responsibility of each owner. See section 3.4 for additional sign requirements and restrictions.

E. Public Dedicated Landscaping: All landscaping which lies within the public right of way or other designated lands with have been dedicated to the City Of Campbell as a part of the initial projects construction shall be maintained by Campbell Technology Park, as per the approved maintenance agreement with the City Of Campbell. Maintenance for these public landscape areas shall be shared between all Owners based on a pro-rata share as a percentage of the total Building area of each lot.

ARTICLE 3

APPROVAL OF PLANS FOR IMPROVEMENTS

3.1 Requirements of Plan Approval: Declarants desire that harmony and compatibility of architectural and landscape design and layout be maintained throughout Campbell Technology Park. In order to achieve this purpose, no Improvement shall be erected, placed, constructed, removed, substantially remodeled, rebuilt or reconstructed on any Lot except in accordance with Final Plans therefor, first approved in writing by the Approving Agent in accordance with this Article 3. With respect to any Lot, Plans submitted to the Approving Agent for such approval by any person or entity (including any lessee, civil engineer or Architect) other than an Owner shall include therewith the written request by the Owner of such Lot for approval. The Approving Agent shall have no obligation to accept, review, or approve Preliminary Plans, Final Plans, or sign plans which do not have any such Owner’s written request for approval or for which the appropriate plan review fee (set forth in paragraph 3.8 below) has not been paid.

3.2 Preliminary Plans: Any Owner, lessee or other occupant of a Lot desiring to construct any Improvement thereon, or his authorized agent, (the “Applicant”) shall first submit, in duplicate, preliminary plans and specifications for the proposed Improvements (the “Preliminary Plans”) to the Approving Agent for its approval. All Preliminary Plans must be prepared by an Architect (unless the Approving Agent otherwise agrees), must be in such form and contain such information as may be required from time to time by the Approving Agent as a condition to its review, and must include at least the following:

A. Such information as is then required by the City for site approval;

B. A site development plan showing all easements of record, all setback lines, and the location of all proposed Improvements, including structures, buildings, driveways, parking areas, loading areas, walkways, landscaped areas, storage and refuse areas, fences, and walls;

C. A building layout for each building, showing all entryways, truck doors, loading docks, exterior doors and stairways, balconies and walkways;

D. A landscaping plan showing the location, type and size of planting material;

E. A sign and exterior lighting plan generally showing location, size, type and design;

F. A building elevation plan for each building or structure showing dimensions, materials and exterior color schemes (including color samples);

G. A preliminary grading and drainage plan in form and content sufficient for the Approving Agent to determine the general drainage system proposed for the Lot and the effects such system will have on the overall drainage system for the Campbell Technology Park;

H. A screening plan depicting the screening of all items required to be screened hereby or by the Approving Agent and showing the proposed location, dimension, materials and exterior color scheme (including color samples) for all such screening;

I. A site development summary setting forth the following: the gross area of the Lot both in acres (to the nearest 1/1000th) and in square feet; the Building Area in square feet; the percentage of Building Area to Lot area; the number of stories and the gross area in square feet of each floor within all buildings on said Lot; the Paved Area in square feet (together with the percentage of Paved Area devoted to parking, driveway and storage uses, respectively); the percentage of Paved Area to Lot area; the total number of full-size, compact and handicapped parking spaces provided; the number of square feet of total floor space in all buildings on the Lot per parking space; the gross landscape area in square feet; the percentage of landscape area to Lot area;

J. A statement of the proposed use of the Lot and structures described in said Preliminary Plans; and

K. A certificate by the Architect or other preparer of such Plans certifying than he has read and understands the provisions of this Declaration, and that the Preliminary Plans comply therewith.

3.3 Approval of Preliminary Plans: With respect to Preliminary Plans properly submitted for approval:

A. Approval of Preliminary Plans will be based, in general, on whether the proposed Improvements are aesthetically pleasing and compatible with other contemplated, proposed or present Improvements within Campbell Technology Park, The Approving Agent may take into account, among other things, adequacy of site dimensions, conformity and harmony of external design with other contemplated, proposed or present Improvements within Campbell Technology Park, effect of location and use of the proposed Improvements on nearby Lots, quality and/or appearance of proposed construction methods and/or materials (with consideration being given to how and to what extent the proposed Improvements will deteriorate with age), and any other factor relating to the impact of the proposed Improvements on other Lots and/or the aesthetics of the proposed Improvements (both by itself and in relation to other contemplated, proposed or present Improvements within Campbell Technology Park), The approving Agent shall have not duty or responsibility to review any Preliminary Plans to determine, evaluate or review (i) the structural safety or integrity of proposed Improvements, (ii) the suitability or adequacy of the proposed design or layout for any use or purpose, (iii) compliance with the provisions of Article 4 and/or Article 5 hereof, and/or (iv) compliance with governmental regulations governing the construction or use of the proposed improvements, all of said items being the sole responsibility of the Owner. Similarly, the Approving Agent shall not be concerned with interior design of proposed Improvements, except to the extent the interior design affects exterior appearance, traffic patterns, (both pedestrian and automobile), usage of parking, and the like. However, without limiting the generality of the foregoing, the Approving Agent may disapprove any Preliminary Plans on any reasonable ground, including, but not limited to, any of the following:

(1) Failure to comply with any of the provisions of this Article 3;

(2) Failure to include any item or information in such plans and specifications which is expressly required hereby or is reasonably requested by the Approving Agent;

(3) Unless the Approving Agent has otherwise previously agreed, failure to have such plans and specifications prepared by an Architect in the form required hereby;

(4) Inadequacy of the proposed number of onsite parking spaces considering the contemplated use or future possible use of the Improvements proposed;

(5) Objection to the location of any Improvement, including objection based on the proposed location in relation to other Lots and/or other Improvements (contemplated, proposed, or present) within the Campbell Technology Park

(6) Objection to the proposed grading plan and/or drainage system;

(7) Objection to the exterior design, appearance, construction materials, color scheme, finish, proportions, style or architecture, height, bulk and/or appropriateness of any Improvement, including objection based on incompatibility, inappropriateness, or lack of harmony in relation to other Improvements (contemplated, proposed, or present) with the Campbell Technology Park;

(8) Objection to the proposed landscaping plan and/or landscaping materials, including objection based on incompatibility, inappropriateness, or lack of harmony in relation to other landscaping plans and/or landscaping materials contemplated, proposed, or present within the Campbell Technology Park;

(9) Failure to comply with any of the limitations set forth in Article 4 below, unless a variance has been granted in accordance with paragraph 4.16; and/or

(10) Objection based on any other reason or matter which, in the judgment of the Approving Agent, would render the proposed Improvement(s), in whole or in part, incompatible with, inappropriate to, or inharmonious with the general plan for improvement of Campbell Technology Park or any other Improvements (contemplated, proposed, or present within the Campbell Technology Park).

B. The Approving Agent may, from time to time, enact (or amend existing) additional criteria for landscape approval, setting forth any requirements the Approving Agent may deem desirable regarding landscaping, such as specifying which portions of landscaped areas must be planted in sod lawns; which types of plantings are permitted in nonlawn areas; which types of plantings are prohibited; any requirements governing placement of irrigation systems, trees, raised planter boxes, and the like; and/or any other matter concerning landscaping. The existence of any such criteria shall not limit the right of the Approving Agent to disapprove any landscape plans or specifications submitted for review, even if such plans or specifications conform to such criteria.

C. The Approving Agent may conditionally approve Preliminary Plans submitted for review. In such event, the Preliminary Plans will be deemed approved. However, the Approving Agent will have no obligation to approve corresponding “Final Plans” (below defined) until each condition imposed in the Preliminary Plan Approval is either satisfied or waived in writing by the Approving Agent.

D. Any Preliminary Plan Approval granted shall be valid and effective for a period of twelve (12) months only (the “Preliminary Plan Approval Period”). If the Applicant has not submitted corresponding Final Plans to the Approving Agent within said twelve (12) month period, then the Preliminary Plan Approval shall be deemed revoked unless the Approving Agent, upon request made by the Applicant in writing prior to the expiration of said twelve (12) month period, extends in writing the time for submitting Final Plans. Such extensions shall not be unreasonably withheld; provided, however, the Approving Agent shall not be obligated to grant extension(s) exceeding thirty-six (36) months in the aggregate.

3.4 Final Plans: Following approval or conditional approval of Preliminary Plans and prior to the expiration of the Preliminary Plan Approval Period, the Applicant may submit, in duplicate, final plans and specifications for the proposed Improvements (the “Final Plans”) to the Approving Agent for its approval. All Final Plans must be prepared by an Architect and be in such form and contain such information as may from time to time be required by the Approving Agent as a condition to its review and must include such information as is then required by the City (or its successor jurisdiction) for the issuance of a building permit.

3.5 Approval of Final Plans: With respect to Final Plans properly submitted for approval:

A. Approval of the Final Plans will be based on whether they conform to their corresponding approved or conditionally approved Preliminary Plans and, if the Preliminary Plans have been conditionally approved, whether all conditions to Preliminary Plan Approval have been satisfied or waived. The Approving Agent shall be under no obligation to approve Final Plans, even if they strictly conform to their corresponding approved Preliminary Plans. The Approving Agent may also disapprove any Final Plans on any of the following grounds:

(1) Failure to comply with any of the provisions of this Article 3;

(2) Failure to include any item or information in such plans and specifications which is expressly required hereby or is reasonably requested by the Approving Agent; and/or

(3) If the Final Plans disclose any items not included in the approved Preliminary Plans and such items would not have been approved had they been then disclosed in the Preliminary Plans.

B. Any Final Plan Approval granted shall be valid and effective for a period of twelve (12) months only (the “Final Plan Approval Period”). If the Applicant has not commenced construction of Improvements in accordance with the Final Plans so approved within said twelve (12) month period, then the Final Plan Approval shall be deemed revoked unless the Approving Agent, upon request made by the applicant in writing prior to the expiration of said twelve (12) month period, extends in writing the time for commencing construction. Such extensions shall not be unreasonably withheld; provided, however, the Approving Agent shall not be obligated to grant extension(s) exceeding thirty-six (36) months in the aggregate.

3.6 Changes to Appearance of Existing Improvements: Once constructed, the appearance of an Improvement, including its exterior surface or landscaping, shall not be altered or changed, in color or otherwise, without first obtaining the Approving Agent’s written approval. Plans for such alterations or changes shall be submitted to the Approving Agent first in preliminary form (for review and approval in accordance with paragraph 3.3) and then in final form (for review and approval in accordance with paragraph 3.5), unless otherwise agreed in writing by the Approving Agent.

3.7 Signs: No sign shall be erected, placed, constructed, removed, substantially remodeled, rebuilt or reconstructed on any Lot except in accordance with plans therefor, first approved in writing by the Approving Agent. Permanent business identification signs will be reviewed by the Approving Agent on a sign by sign basis, since it is the intent of the Approving Agent that permanent business identification signs reflect individuality and compatibility with the architecture of the structures on such Lot. Sign plans submitted for approval must show the type (e.g., monument sign), layout, dimensions, location, construction materials and method of construction (including color samples), and proposed method of lighting (if any) of the proposed sign and such additional information as the Approving Agent may reasonably request. Unless a variance has been granted pursuant to paragraph 4.16, all signs must conform to any sign criteria, enacted pursuant to paragraph 4.15, in effect at the time sign approval is granted. However, the existence of such sign criteria shall not limit the right of the Approving Agent to disapprove any sign plans submitted for review, even if such plans conform to such criteria. The owner of a sign shall comply with all the requirements of any governmental body or entity claiming jurisdiction over said sign, at the owners expense.

3.8 Plan Review Fees: Plan review fees shall be paid to the Approving Agent as follows:

A. For each Lot, concurrently with each submission of Preliminary Plans or revised Preliminary Plans for review and approval, the Applicant shall pay a review fee equal to:

(1) Two Hundred Fifty Dollars ($250.00) when the plans submitted are prepared by an Architect (or such increased amount as the Approving Agent may reasonably charge, provided such increased fee is uniformly applied); and

(2) Five Hundred Dollars ($500.00) in all other cases (or such increased amount as the Approving Agent may reasonably charge, provided such increased fee is uniformly applied).

(B) For each Lot, concurrently with each submission of Final Plans, the Applicant shall pay a review fee equal to Five Hundred Dollars ($500.00) (or such increased amount as the Approving Agent may reasonably charge, provided such increased fee is uniformly applied).

(C) For each Lot, concurrently with each submission of sign plans for approval pursuant to paragraph 3.7, if such sign plans are submitted separately from Preliminary Plans or Final Plans for the Lot on which the proposed sign is to be located, the Applicant shall pay a review fee equal to Fifty Dollars ($50.00) (or such increased amount as the Approving Agent may reasonably charge, provided such increased fee is uniformly applied).

3.9 Result of Inaction: If the Approving Agent fails either to approve, conditionally approve, or disapprove any given set of proposed Preliminary Plans, proposed Final Plans, or proposed sign plans within thirty (30) days after the same has been properly submitted to it for review hereunder (i.e., prepared by an Architect in the required form, with all required information, and with all applicable plan review fees paid in full), then, it shall be conclusively presumed that the Approving Agent has approved said set of plans; provided, however, that if within said thirty (30) day period, the Approving Agent notifies the Applicant in writing that more time is required for review of such plans, then said thirty (30) day period shall be extended for up to thirty (30) days, as set forth in said notice. The date of submission for the purposes of this paragraph shall be the date of submission of the plans in question or the date of payment of the applicable review fee required by paragraph 3.8, whichever is later.

3.10 Owner Covenants: Each Owner covenants and agrees that:

A. It will not erect, place, construct, remove, substantially remodel, rebuild, or reconstruct any Improvement on any Lot(s) until Final Plans therefor have been approved by the Approving Agent in accordance herewith and until all required governmental licenses, permits and approvals have been obtained.

B. It will not erect, place, construct, remove, substantially remodel, rebuild, or reconstruct any sign until plans therefor have been approved by the Approving Agent in accordance herewith and until all required governmental licenses, permits and approvals have been obtained.

C. All Improvements constructed, installed and located on its Lot(s) shall be constructed, installed and located only in accordance with Final Plans therefor approved by the Approving Agent in accordance with the provisions of this Article 3.

D. All signs constructed, installed and located on its Lot shall be constructed, installed and located only in accordance with the sign plans therefor approved by the Approving Agent in accordance with the provisions of this Article 3.

E. Failure to comply with the covenants contained in this paragraph 3.10 shall constitute a breach of this Declaration and subject the defaulting party or parties to all the remedies or enforcement procedures available hereunder or at law or in equity.

3.11 Statements of Approved Plans: Upon the written request of any Owner of a Lot, the Approving Agent will supply to such Owner a Statement of Approved Plans, describing in reasonable detail any Final Plans and/or sign plans approved for such Lot and setting forth the then expiration date of the Final Plan Approval Period for such Plans. Except as above set forth and as set forth in paragraph 7.9, in no event or circumstance will the Approving Agent be obligated in any way to make or give any statement or certification (oral or written) regarding compliance with this Article 3 or any other provision of this Declaration.

3.12 No Approving Agent: If there is no Approving Agent then serving, then any approval of plans and specifications given by a governmental authority having power of approval over the same shall be deemed to have also been given by an Approving Agent in accordance with this Article 3.

3.13 Limitation or Liability: None of the Declarants, nor the Approving Agent, shall be liable to any Applicant, Owner, lessee, licensee or occupant of any Lot for any damage, loss, claim, liability or prejudice suffered, claimed or incurred on account of, resulting from, or in any way connected with:

A. The approval or disapproval of any plans and/or specifications, whether or not defective;

B. The design of, the manner of construction of, or the building materials used in the construction of any Improvement, whether or not constructed pursuant to or in accordance with approved plans and specifications;

C. The use to which any Improvements are put; or

D. The appearance of, or the effect on other Lots of, any Improvement, whether or not constructed pursuant to or in accordance with approved plans and specifications.

ARTICLE 4

RESTRICTIONS ON CONSTRUCTION OF IMPROVEMENTS

4.1 General: The restrictions imposed by this Article 4 shall apply, whether or not there is an Approving Agent serving. Local planning and building code requirements may apply if more restrictive than described below. It is the Owner’s responsibility to confirm city and other, state and local restrictions.

4.2 Utility Lines: All on-site utility and other transmission lines (including lines for oxygen, argon, nitrogen and/or other gases) shall be placed underground.

4.3 Coverage: The Building Area of any Lot shall not exceed 50% of the total square foot area of such Lot.

4.4 Location of Buildings or Structures: No building or structure (including roof overhangs, decks, trash enclosures, and the like) shall be located closer than:

A. Twelve (12) feet, at its nearest point (measured horizontally), from a property line fronting any street (projected vertically to the same elevation);

B. Ten (10) feet at its nearest point (measured horizontally) from any property line not fronting on any street (projected vertically to the same elevation).

C. Sixty (60) feet clearance for any covered or enclosed floor areas between Building A & B. See non-buildable easement on Exhibit A. An building or addition to an existing building closer than sixty (60) feet to a property line shall comply with Building Code (UBC) allowable area restrictions.

4.5 Location of Paved Areas: Except as provided in paragraph 4.6, no Paved Area shall be located closer than:

A. Fifteen (15) feet, at its nearest point, from a property line fronting on a street;

B. Eight (8) feet at its nearest point, from a property line not fronting on a street;

C. Eight (8) feet plus the amount of any roof overhang, at its nearest point, from the front of any building or structure; or

D. Five (5) feet plus the amount of any roof overhang, at its nearest point, from the side of any building or structure.

4.6 Exception to Paragraph 4.5: The provisions of paragraph 4.5 notwithstanding, Paved Areas may be located in the following areas for the following purposes:

A. Standard-width driveways for ingress to and/or egress from a street may be located in the area described by paragraph 4. 5A (but not the portion thereof described by paragraph 4.5A (but not the portion thereof described by paragraph 4.5B), if placed substantially at right angles to such street; and/or

B. One standard-width walkway for ingress to and/or egress from a street may be located in the area described by paragraph 4.5A (but not the portion thereof described by paragraph 4.5B), if placed substantially at right angles to such street; and/or

C. Standard-width common driveways for mutual use by adjoining Lots for ingress to and/or egress from a Street may be located in the area described by paragraph 4.5B (including the portion thereof described by paragraph 4.5A), if placed so as to be equally on each Lot benefited; and/or

D. Standard-width driveways across property lines for purposes of connecting adjacent Lots may be located in the area described by paragraph 4.5B (but not the portions thereof described by paragraphs 4.5A); and/or

E. Driveways or walkways for ingress to and/or egress from buildings or structures may be located in any of the areas described in paragraphs 4.5C and 4.5D, if placed adjacent and substantially at right angles to the entrance served thereby.

4.7 Landscaped Areas: With respect to each Lot (except for vacant or undeveloped Lots, see paragraph 5.8E) all areas, except those actually covered by buildings, structures or pavement, must be landscaped. In addition, any Paved Area used for parking must contain landscaping, in the form of planter boxes, islands, tree wells, or the like evenly disbursed throughout such area. In no event shall the total landscaped area of any Lot be less than 15%. If parking areas are located between the front of a building and a street or between a building, then landscape screening (in the form of landscaped land contouring, mounds, or berms and/or plantings), broken only by driveways or walkways, must be located between the parking area and such street or easement so as to minimize the visual impact of vehicles parked in such areas on neighboring property.

4.8 Loading Areas: Truck doors, loading docks, truck loading areas, or other similar facilities (“Loading Areas”) shall be appropriately screened so as to minimize their visual impact on neighboring property or any property line.

4.9 Tank Farms: All tank farms must be located between the rear of a building and the rear property line (or, in the case of a corner Lot, the side) and must be fully enclosed by screening walls so that no part of the tank farm is visible from neighboring property. The screening walls (i) must be attached to a building or located immediately adjacent thereto so as to give the appearance of being an integral part of said building; (ii) must be designed so as to be architecturally compatible with, and constructed using materials and a manner of construction similar in finish, appearance, and durability to those used in the construction of, said building; (iii) may not exceed in height, at their highest point, the height of the parapet wall of said building at the point nearest to the tank farm; and (iv) may not have a Building Area (measured from the exterior of said screening walls) in excess of five percent (5%) of the total Building Area of said building.

4.10 Refuse Collection Areas: All outdoor refuse collection areas must be located between the rear of a building and the rear property line (or, in the case of a corner Lot, the side) and separately enclosed, so as to create a trash enclosure. Recycling pick-up areas should be incorporated within the refuse areas whenever possible. Trash enclosures must be surrounded by a solid wall or fence and constructed using the same or similar materials and manner of construction as the building(s) served. Doors shall be self-closing. Trash enclosures may be, but need not be, attached to a building or structure

4.11 Exterior Wall Installations: No utility service panels, switch gear, drain pipes, ladders, utility transmission lines or pipes, valves, ducts, wires or cables or the like shall be attached to the exterior surface of any exterior wall, and all such items must be located within (or within the wall of, if appropriate) the building they service. Such items include, without limitation, rain gutters and downspouts; fire sprinkler risers; roof access ladders; electrical meters or panels, “hot gutters,” or conduit; and heating, ventilation or air conditioning ducts. However, if such an item must be located on the outside of an exterior wall in order to comply with applicable law, then, to the minimum extent required to comply with law, such item may be located on the building exterior, but only if (i) such item is located as far as reasonably possible from any street and (ii) such item is inset into a wall alcove, painted to match the exterior building or screened, all so as to minimize its visual impact on neighboring property.

4.12 Rooftop Installations: All electrical, mechanical, air conditioning and other building rooftop installations shall be screened, so that they are not normally visible from neighboring property, in a manner architecturally compatible with the building on which they are located, using materials and a manner of construction similar in finish, appearance, and durability to such building.

4.13 Outdoor Utility Services: Electrical transformers, water or gas shut-off valves, and the like shall be located inside a building or structure, unless required by law or the appropriate utility supplier to be located outside buildings and structures. All such facilities so required to be outside a building or structure shall be located in an area, and screened in a manner, so as to minimize the visual impact of such facilities on neighboring property.

4.14 Metal Buildings: No metal-clad buildings, buildings or structures constructed with corrugated metal exterior walls, or so-called “Butler type” buildings shall be constructed within the Campbell Technology Park. However, this paragraph shall not prohibit (i) metal architectural elements of building walls if less than twenty-five percent (25%) of the total walls area or (ii) metal roofs.

4.15 Sign Criteria: All signs shall comply with the sign program as indicated on Exhibit B attached hereto. The Approving Agent may, from time to time, enact new (or amend existing) sign criteria, setting forth any requirements the Approving Agent may deem desirable regarding signs, such as specifying permitted or prohibited types, nature or purpose, sizes, shapes, colors, construction materials, and/or locations. Upon Recordation, said sign criteria shall have the same force and effect as if they were set forth in and were part of this Declaration. In addition, as to any Owner having actual knowledge of such sign criteria, such sign criteria shall have the same full force and effect, and may be enforced against such Owner, as if they were a part of this Declaration. However, the Recording of such sign criteria, or the amendment of existing sign criteria, will not affect any sign approval previously granted.

4.16 Transportation Demand Management: Each owner and each of their tenants shall participate in a Transportation Demand Management program with the cooperation and guidelines set forth by the City of Campbell. This program shall incorporate, but is not limited to the following:

A.	Provisions for bicycle parking facilities;

B.	Participation in shuttle, van, car pool services to public transit facilities such as light rail stations or park & ride lots.

C.	Accommodations for bus stop locations, if public bus service is provided to the property.

D.	Provisions for on-site food service facilities or accommodations for delicatessen-type or restaurant tenant spaces.

4.17 Variance by Approving Agent: The Approving Agent shall have the exclusive right (but not the obligation) to grant variances or waivers of all or any of the restrictions set forth in this Article 4. The Approving Agent may grant such waivers and variances as and to the extent it determines, in its absolute and uncontrolled discretion, then to be necessary or appropriate for the successful development of Campbell Technology Park. No variances or waivers may be granted if there is no Approving Agent then serving; however, variances and waivers previously granted shall be unaffected. Any variance or waiver granted hereunder must be in writing; must specifically set forth the variance or waiver granted; and must be signed, dated and Recorded by the Approving Agent. Any such variance or waiver shall be binding upon all the Owners upon its Recordation. In no event shall any Approving Agent have any liability whatsoever by reason of its granting or refusing or failing to grant any such variance or waiver.

ARTICLE 5

RESTRICTIONS ON USE AND OCCUPANCY

5.1 General: The restrictions imposed by this Article 5 shall apply, whether or not there is an Approving Agent serving.

5.2 Permitted Uses: Unless otherwise specifically prohibited herein, or by applicable law, any business or industrial use will be permissible within Campbell Technology Park if it is performed or carried out entirely within a building that is so designed and constructed that the enclosed operations and uses do not cause or produce a nuisance to adjacent sites set forth in paragraph 5.6 such as, but not limited to vibration, sound, electro- mechanical disturbances and radiation, electro-magnetic disturbances, radiation, air Or water pollution, dust, emission of odorous, toxic and non-toxic matter. Certain activities which cannot be carried on within a building may be permitted, provided the Approving Agent specifically consents to such activity in writing and further provided such activity is screened so as not to be visible from neighboring properties and streets, in conformity with this Declaration and all applicable laws and regulations. Permitted uses will include light manufacturing, storage, wholesaling, office uses, laboratory uses, professional uses and research and development.

5.3 Conditional Uses: Paragraph 5.2 notwithstanding, the following conditional uses will be a “permitted use” hereunder only upon the review and approval of the specific use by all governmental agencies having jurisdiction over the same and also by the Approving Agent. The Approving Agent shall have the exclusive right (but not the obligation) to grant the approval of conditional uses required by this Article 5.

The Approving Agent may grant such approvals as and to the extent it determines, in its absolute and uncontrolled discretion, then to be necessary or appropriate for the successful development of Campbell Technology Park. No such conditional use approval may be granted if there is no Approving Agent then serving; however, approvals previously given shall be unaffected. Any approval granted hereunder must be in writing; must specifically set forth the approval given and the conditional use being approved; and must be signed, dated and Recorded by the Approving Agent. Any such approval by an Approving Agent shall be binding on all Owners upon its recordation. In no event shall any Approving Agent have any liability whatsoever by reason of its granting or refusing or failing to grant any such approval. Such conditional uses are the following:

A. Ancillary commercial uses reasonably required for the convenience of the occupants of the Campbell Technology Park (including, but not limited to hotels; banks and/or savings and loan companies; fast food, delicatessen-type and/or sit-down restaurants; post offices; cleaners; and barber and/or beauty shops);

B. Manufacture and testing of food products and pharmaceuticals;

C. Transmitters, repeater stations and towers for transmission of radio, television, and/or microwave signals;

D. Towers and relay stations for telephone and electric lines and/or transmission of electrical energy and telephone signals;

E. Trade school.

5.4 Prohibited Uses: The following general types of operations and uses shall not, in any event, be permitted on any property subject to this Declaration (with this provision being liberally construed so as to not be limited to being a prohibition of certain precisely described uses, but rather a prohibition of categories of uses, inclusive of uses substantially similar or related to the specific uses listed below):

A. Residential;

B. Trailer courts;

C. Labor camps;

D. Junk yards;

E. Drilling for, mining of, and/or removal of rock, minerals, oil, gas or other hydrocarbon substances (except that this provision shall not be deemed to prohibit the entry of a subject property below a depth of five hundred [500] feet for such purposes);

F. Commercial excavation of building or construction materials;

G. Distillation of bones;

H. Dumping, disposal, incineration or reduction of garbage, sewage, offal, dead animals or refuse;

I. Fat rendering;

J. Stock yard or slaughter of animals;

K. Refining of petroleum or its products;

L. Smelting of iron, tin, zinc or other ores;

M. Tanning of animal hides;

N. Jail or honor farms;

O. Flea markets;

P. Trucking establishments;

Q. Textile manufacture;

R. Retail or wholesale sales operations which employ or conduct “parking lot” or other outdoor sales;

S. Veterinary hospitals;

T. Laundry, cleaning or dyeing plants;

U. Automobile or truck dealerships;

V. Reclamation of precious metals;

W. Auctions;

X. Fabrications of wood products.

5.5 Use of Paved Areas: Paved Areas (exclusive of enclosed storage areas) shall be used only for the daily parking and/or movement of motor vehicles in accordance with the purpose and design of such area, pedestrian walkways, and, where specifically designed for such purpose, the loading and unloading of trucks, vans and other delivery vehicles. In no event shall any Paved Area be used for the overnight or other storage of any vehicles, except that operable business vehicles owned by the occupant(s) of a Lot my be stored overnight (and over weekends and holidays) on the Paved Areas of such Lot, if parked between the rear of building and the rear of property line and parked so as to not be visible from any street.

5.6 NUISANCES: No nuisance shall be permitted to exist or operate upon any site and no obnoxious or offensive activity or use shall be carried on or permitted at any Lot, nor shall anything be done on any Lot which is or may be or become an annoyance or nuisance to the Owners or occupants of other Lots or which is or may be or become hazardous by reason of danger or increased risk of fire or explosion or any other hazard. A “nuisance” shall include but not be limited to any of the following conditions:

A.	Dirt, Dust, Smoke and Waste Discharge: No use of the property will be permitted which emits dust, sweepings,

dirt, smoke or cinders into the atmosphere, or discharges liquid, solid wastes or other harmful matter into any stream, river or other body of water which, in the opinion of the Approving Agent may adversely affect the health, safety, comfort of, or intended property use by persons within the area. Nor shall waste or any substance or materials of any kind be discharged into any public or private sewer or storm drain system serving the property, or any part thereof, in violation of any regulations of any public body having jurisdiction.

B.	Fumes, Gases, Odors, Etc.: No fumes, odors, gases, vapors, acids, or other substances shall be permitted to escape or be discharged into the atmosphere which, in the opinion of the Approving Agent may be detrimental to the health, safety or welfare of persons, or may interfere with the comfort of persons within the area, or which may be harmful to property or vegetation.

C.	Glare, Heat and Lighting: Any operation producing intense glare or heat shall be performed only within an enclosed or screened area and then only in such manner that the glare or heat emitted will not be discernible from any exterior lot line. All lighting is to be shielded from adjacent sites, except from parking or driveway areas.

D.	Noise: At no point outside of any property plane shall the sound pressure level of any machine, device, or any combination of same, from any individual plant or operation exceed the decibel levels in the designated preferred octave bands shown below:

OCTAVE BAND CENTER FREQUENCY	MAXIMUM SOUND PRESSURE LEVELS (dB) AT BOUNDARY PLANE OF LOT
31.5	78
63	72
125	65
250	59
500	55
1000	52
2000	50
4000	48
8000	47

A-scale levels for monitoring purposes are equivalent to 60 dB(A). The maximum permissible noise levels for the octave bands shown above are equal to an NC-50 Noise Criterion curve when plotted on the preferred frequency scale. Noise from motor vehicles and other transportation facilities are exempted. The operation of signaling devices and other equipment having impulsive or non-continuous sound characteristics shall have the following corrections applied:

CORRECTIONS
Pure tone content		-5dB
Impulsive character		-5dB
Duration for non-continuous sounds in daytime only,
1 min/hr		-5dB
10 sec/10 min		-10dB
2 sec/10 min	-15dB

The reference level for the dB values listed above is the pressure of 0.0002 microbar or 0.0002 dyne/em.

E.	Vibration: Buildings and other structures shall be constructed and machinery and equipment installed and insulated on each site so that the ground vibration inherently and recurrently generated is not perceptible without instruments at any point along any of the exterior lot lines.

5.7 Outside Storage and Refuse Collection Areas: No materials, inventory, supplies, inoperable vehicles, boats, recreational vehicles, equipment, or the like may be stored in any area on a Lot except inside a closed building. All trash, debris, rubbish, recyclable materials, and refuse must be collected and stored inside a closed building, or inside a trash enclosure constructed in accordance with Article 4, so as not to be visible from neighboring property and must be regularly removed from each Lot.

5.8 Maintenance of Property: The Owner of each Lot shall at all times keep and properly maintain all parts of the lot and its improvements at its own expense, except as allowed by Section 2.4:

A. The exterior surfaces of all completed buildings, structures, screening walls, enclosures, and other similar improvements situated thereon in accordance with approved Final Plans and in a clean, sightly and wholesome condition and in a good state of repair. Painted surfaces must be periodically repainted so as to maintain a well-kept appearance. Any graffiti occurring on the exterior of the buildings shall be removed within one week of its appearance or request for removal by the approving Agent or by the City. The Owner shall make a best effort to seal off, landscape screen or other methods to discourage future access or visibility for graffiti taggers.

B. All landscaped areas of such Lot in accordance with approved Final Plans and in a weed-free, well-watered, and good condition, with all dead or dying plant materials promptly removed and replaced. Such maintenance shall be done on a regular and periodic basis by a professional landscape maintenance service or gardener. Each Owner of a Lot shall provide, install, and maintain an automatic underground landscape irrigation system sufficient to properly irrigate all landscape areas within said Lot.

C. All Paved Areas of such Lot in accordance with approved Final Plans, with all-weather surfaces and free of potholes, ruts, and the like. Each parking space shall be designated by lines painted on the paved surfaces and shall be periodically restriped as necessary. All Paved Areas must be regularly and periodically swept, so as to be kept free of the accumulation of leaves, debris, silt and the like.

D. Emergency Vehicle Ingress/Egress access paths shall be maintained at all times, including signage and other required markings to identify FIRE LANE. The Owner or owners association shall retain professional management to oversee the maintenance responsibilities.

E. All signs of such lot shall be installed and maintained at its own expense, including prompt repair or replacement if it is damaged. If an owner removes a sign, any damage caused by such removal shall be promptly repaired in such a manner that the appearance of the building or landscaping is not impaired.

F. All storm drainage inlets and silt collection boxes located on such Lot free of leaves, debris, silt and the like. Such inlets and collection boxes must be thoroughly cleaned and filters replaced at least twice during each calendar year, between January 15th and February 15th and September 15th and October 15th. All storm drain inlets shall be marked with a no dumping slogan.

F.1. All building tenants shall be supplied with instructional materials explaining the need and methods for preventing pollutants from entering the storm drain system. Tenants are to read the material before move-in.

G. All vacant or undeveloped areas of such Lot in a weed- free, sightly and wholesome condition, free of trash, debris and abandoned items or materials.

H. All construction sites on such Lot in a clean condition, free of construction debris and rubbish, in accordance with good construction practices.

I. Garbage Collection: Ordinance No. 782 of the Campbell Municipal Code stipulates that any contract for the collection and disposal of refuse, garbage, wet garbage and rubbish produced within the limits of the City of Campbell shall be made with Green Valley Disposal Company or as currently contracted by the City of Campbell.

5.9 Hours of Operation: Hours of operation for exterior activities (loading and unloading, trucking, deliveries, running of equipment, outdoor recreation) shall be limited to 6:00 A.M. to 11:00 P.M., except that activities within direct visual or audible range of the adjacent residential areas (i.e. areas North and East of Buildings C & D) of lots 3 & 4 , shall have limited hours of operation of 7:00 A.M. to 8:00 P.M. Parking lot sweeping, landscape maintenance or Other activities that make noise shall be limited to the hours of 7:00 A.M. to 8:00 P.M. weekdays. Employee access to the site or the buildings shall not be limited by this declaration.

5.10 Damage or Destruction: In the event of a damage to or destruction of an Improvement on a Lot, the Owner of such Lot shall, within a reasonable time (i) restore, repair or reconstruct such Improvement (in a manner complying with this Declaration) or (ii) raze and remove such Improvements.

5.11 Non-Discrimination: The Owner covenants by and for itself and its successors and assigns that there shall be no discrimination against or segregation of a person or of a group of persons on account of race, color, religion, sexual orientation, creed, sex, physical or mental disability, marital status, ancestry or national origin in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Property, nor shall the Owner or any person claiming under or through the Owner establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the Property. The foregoing covenant shall run with the land.

5.12 Mandatory Language in All Subsequent Deeds, Leases and Contracts. All deeds, leases or contracts entered into by the Owner as to any portion of the property shall contain the following language:

(a)	In Deeds:

“Grantee herein covenants by and for itself, its successors and assigns that there shall be no discrimination against or segregation of a person or of a group of persons on account of race, color, religion, sexual orientation, creed, sex, physical or mental disability, marital status, ancestry or national origin in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the property herein conveyed nor shall the grantee or any person claiming under or through the grantee establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the property herein conveyed. The foregoing covenants shall run with the land.”

(b)	In Leases:

“The lessee herein covenants by and for the lessee and lessee’s heirs, personal representatives and assigns and all persons claiming under the lessee or through the lessee that this lease is made subject to the condition that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, religion, sexual orientation, creed, sex, physical or mental disability, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the land herein leased nor shall the lessee or any person claiming under or through the lessee establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the land herein leased.”

(c)	In Contracts:

“There shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, sexual orientation, creed, sex, physical or mental disability, marital status, ancestry or national origin in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the property nor shall the transferee or any person claiming under or through the transferee establish or permit any such practice or practices of discrimination or segration with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the land.”

ARTICLE 6

SUBSTITUTION, RESIGNATION, REMOVAL AND/OR

APPOINTMENT OF APPROVING AGENT

6.1 Substitution: The then serving Approving Agent may substitute a new Approving Agent to serve in its place at any time:

A. Without the consent of any Owner if the substituted Approving Agent is a partnership, corporation, association or trust which (i) is controlled by the withdrawing Approving Agent or a majority of its owners or principals; (ii) is the successor to the withdrawing Approving Agent by reason of its reorganization, merger or consolidation; or (iii) is the purchaser of all or substantially all of the assets of the withdrawing Approving Agent. Such substitution shall be effective upon the Recording of a Notice of Substitution, executed by the withdrawing

Approving Agent and the substituted Approving Agent only and setting forth the name and address of the substituted Approving Agent and the effective date of its substitution. A copy of such notice shall be given to all the Owners within five (5) business days of the date of such Recording.

B. In all other cases, with the consent of the Owners of fifty-one percent (51%) of the land within Campbell Technology Park. Such substitution shall be effective upon the Recording of a Notice of Substitution as provided in subparagraph A above, except that the notice must also be executed by at least the requisite number of Owners. A copy of such notice shall be given to all the other Owners.

6.2 Resignation: The then serving Approving Agent may resign as Approving Agent, at any time, by Recording a Notice of Resignation and by giving a copy of such notice to all the Owners within five (5) business days of the date of such Recording. Such resignation shall be effective on the date specified in such Notice, but not sooner than thirty (30) days after the date of its Recordation.

6.3 Removal: The then serving Approving Agent may be removed at any time:

A. Upon the written demand of the Owners of sixty-six and two-thirds percent (66-2/3%) of the land within Campbell Technology Park, provided such Owners have appointed a replacement Approving Agent who has agreed to serve as Approving Agent effective upon the removal of the then serving Approving Agent. Such removal shall be effective upon the Recording of a Notice of Removal, executed by the replacement Approving Agent and at least the requisite number of Owners, setting forth the name and address of the replacement Approving Agent. A copy of such notice shall be given to all the other Owners and to the removed Approving Agent.

B. Upon the written demand of the Owners of seventy-five percent (75%) of the land within Campbell Technology Park. Such removal shall be effective upon the Recording of a Notice of Removal, executed by at least the requisite number of Owners. A copy of such notice shall be given to all the other Owners and the removed Approving Agent.

6.4 Discharge: Each Owner, on its own behalf and on behalf of its successors, hereby agrees that from and after the effective date of an Approving Agent’s substitution, removal, or resignation in accordance with paragraphs 6.1, 6.2 or 6.3 above, said Approving Agent shall be discharged and relieved from any and all duties and obligations hereunder.

6.5 New Appointment: If there is no Approving Agent then serving (e.g., after resignation or removal of an Approving Agent without replacement), the Owners of fifty-one percent (51%) of the land within Campbell Technology Park may appoint a new Approving Agent (or form an association, incorporated or unincorporated, to serve as Approving Agent [an “Association”]). However, the Owners may so form an Association only if the Association makes membership available to all Owners and its decisions are made on the basis of a majority vote with voting power assigned proportionately based on the number of square feet of land within Campbell Technology Park owned by each Owner (or by a board of directors or committee whose members are elected on the same basis). Any such appointment shall be effective only upon the Recording of a notice of appointment, executed by the new Approving Agent and the requisite number of Owners. A copy of such notice shall be given to all the Owners.

ARTICLE 7

ENFORCEMENT

7.1 Inspection: The Approving Agent or its authorized representative, but no Owner (or other Owner if the Approving Agent is also an Owner), shall have the right, on not less than three (3) full business day’s prior written notice, to enter upon any Lot and inspect the exterior of any Improvement thereon, during normal business hours and subject to reasonable security requirements, for the purpose of ascertaining whether or not the provisions of this Declaration have been or are being complied with. The Approving Agent, or its authorized representative, shall not be deemed guilty of, or to have committed, trespass by reason of entry upon any Lot in accordance with the right of entry granted by this paragraph or by paragraph 7.2 below.

7.2 Abatement: The violation and/or breach of any restriction or requirement herein, which continues for more than thirty (30) days after written notice to cure has been given by the Approving Agent to the Owner of the Lot in question, shall give to the Approving Agent, or its authorized representative (but no other Owner), the right to enter upon such Lot, on not less than five (5) full business day’s prior written notice of its intent to do so, and summarily abate and remove, at the sole cost and expense of said Owner and without liability on the part of the Approving Agent, any structure, thing or condition that may be or exist thereon which is in violation and/or breach of any restriction or requirement herein. The Approving Agent shall have the right to (i) specially assess said Lot and said Owner and (ii) record a lien against said Lot, all in accordance with the provisions of this Article 7, in order to obtain reimbursement of such costs and expenses. Said assessment shall be due on written demand by the Approving Agent.

7.3 Owner’s Assignment of Right to Enforce: Each Owner, on its own behalf and on behalf of its successors, hereby assigns to each successive Approving Agent, during its tenure in such capacity, a right to bring actions at law or in equity to enforce the provisions of this Declaration and/or the obligations of other Owner(s) hereunder. Therefore, without limiting the generality of the foregoing, the Approving Agent may bring legal action against any person or entity who has or is alleged to have violated, or is attempting to violate or breach any of the provisions of this Declaration, to enjoin or prevent them from doing so, to cause said violation or breach to be remedied, to recover damages for said violation or breach, and/or declare the parties’ rights, duties and obligation hereunder. No Owner shall bring any action to enforce the provisions of this Declaration and/or the obligations of any other Owner hereunder without first giving the Approving Agent the opportunity to bring such action. However, the Approving Agent shall have no duty to enforce this Declaration or to investigate any actual or alleged violation or breach hereof. Therefore, if the Approving Agent fails to take action within thirty (30) days from the written demand by any Owner to take action with respect to any alleged breach or violation of any of the provisions of this Declaration or if the Approving Agent notifies any Owner in writing that it does not intend to take action with respect to the breach or violation alleged in such demand or if there is no Approving Agent serving at the time an Owner desires to make such demand, then any Owner may bring legal action to enforce the provisions contained in this Declaration with respect to said alleged breach or violation. In no event shall any Approving Agent have any liability whatsoever for its failure or refusal to take any action to enforce the provisions of this Declaration or to investigate any actual or alleged breach or violation hereof.

7.4 Deemed Nuisance: The result of every action or omission whereby any provision of this Declaration is breached or violated in whole or in part is hereby declared to be and to constitute a nuisance, and every right or remedy allowed by law or equity against a nuisance shall be available to quash such breach or violation. All remedies provided for herein, or at law or in equity, shall be cumulative and are not exclusive. No failure to exercise a right or remedy with respect to a breach or violation of a provision of this Declaration (nor any delay in exercising such right or remedy) shall be deemed a waiver of such violation or such provision or any other provision hereof.

7.5 Assessment for Costs of Enforcement: In order to insure that the Approving Agent has sufficient funds to enforce the provisions of this Declaration and the obligations of the Owners hereunder, each Owner agrees, on its own behalf and on behalf of the successive owners of its Lot(s), that the Approving Agent shall have the right and power to specially assess all the Lots and their Owners for the reasonable costs and expenses paid or incurred (or reasonably reserved for) by the Approving Agent in connection with said enforcement and/or its defense of any action to set aside or declare invalid any provision hereof. The Approving Agent need not obtain the consent of any Owner in order to create the obligation to pay assessments levied hereunder. All such costs and expenses shall be specifically assessed against all the Lots and their respective Owners, with each Lot bearing the share of the same equal to the percentage obtained when the number of gross square feet contained within such Lot is divided by the total number of gross square feet within all Lots. In this regard:

A. The amount of such assessment shall be as reasonably determined by the Approving Agent, The special assessment shall be levied by the Approving Agent giving a written notice of such special assessment to the Owners of each Lot, which notice must set forth the amount then being assessed against such Lot and its Owner; the purpose, in reasonable detail, for which the assessment is levied; and the Approving Agent’s then best estimate of any additional funds which may be needed in the future. If payable more than ten (10) days in the future, the due date of a special assessment shall be set forth in such notice. If not due date is set forth in such notice, a special assessment is due and payable within ten (10) days of its date.

B. Each Owner acknowledges that the late payment of any special assessment will cause the Approving Agent to incur certain costs and expenses not contemplated under this declaration, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative costs and processing and accounting expenses. Therefore, if any assessment payment is not received by the Approving Agent from the Owner within ten (10) calendar days after the same becomes due, the delinquent Owner shall immediately pay to the Approving Agent a late charge equal to ten percent (10%) of the delinquent amount. Each Owner agrees that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to the Approving Agent for its loss suffered by reason of such Owner’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to any Owner a grace period or extension of time within which to pay any special assessment or prevent the Approving Agent from exercising any right or remedy available to it upon any Owner’s failure to pay each special assessment when due. If any assessment payment remains delinquent for a period in excess of ten (10) calendar days, then, in addition to such late charge, the delinquent Owner shall pay the Approving Agent interest on all amounts due, from said tenth (10th) day until paid in full, at the lesser of eighteen percent (18%) per annum or the maximum interest rate then not prohibited by law.

C. The Approving Agent may not commingle proceeds of assessments levied hereunder with any other funds in its possession or control. The Approving Agent must maintain separate books and records showing the assessments collected and the expenditures thereof, and each Owner shall have the right to inspect such books and records upon reasonable request.

D. Upon completion of the purpose for which any given assessment was levied, any surplus remaining will be refunded to the Owner, pro rata in accordance with the amount paid pursuant to said assessment.

7.6 Lien for Payments and Priority: If the Owner of a Lot does not pay any special assessment levied against such Lot in accordance with paragraph 7.2 or 7.5, the Approving Agent may create a lien against such Lot to secure payment of each such delinquent assessment (and any other amount due hereunder) by Recording a written notice of lien (a “Notice of Lien”) which (i) legally describes such Lot; (ii) specifies the total amount assessed against such Lot which is unpaid and such other information as the Approving Agent may desire; (iii) incorporates this Declaration by reference; and (iv) states that, pursuant to and in accordance with this Declaration, there is a lien against such Lot for payment of unpaid assessments plus attorneys’ fees, trustee’s fees, late charges, interest and other costs of collection as provided herein. The Approving Agent need not obtain the consent of any Owner in order to create such lien. The priority of such lien shall date from the date of Recording of the Notice of Lien, and the debt secured by such lien shall include all applicable late charges and interest, together with all costs, expenses and fees (including trustee’s fees and legal fees) incurred or paid by the Approving Agent in connection with or as a result of a default in payment of said debt (or a cure of such default) and/or the foreclosure of said lien or the enforcement of any other right or remedy of the Approving Agent with respect to such debt and/or such lien. Upon payment in full by an Owner of a delinquent assessment (including late charges and interest and costs of collection as aforesaid, as applicable) with respect to which a Notice of Lien has been Recorded, the Approving Agent shall cause an appropriate notice of payment and release of lien to be Recorded with respect thereto.

7.7 Foreclosure of Liens: If any Owner shall fail, in whole or in part, to make any payment as required by a notice of assessment and if a Notice of Lien has been Recorded with respect thereto, then, at any time after the Recording of said Notice of Lien, the Approving Agent may bring legal action to foreclose such lien or, in lieu of judicial foreclosure, may foreclose such lien by proceeding under the private power of sale herein given to the Approving Agent for the purpose of collecting delinquent assessment payment(s). Each Owner, on behalf of itself and the successive owner (s) of the Lot(s) owned by such Owner, hereby grants to the Approving Agent the right and power to foreclose (judicially or by private power of sale) any lien created pursuant to this Article 7 against the Lot(s) owned by such Owner for the purpose of collecting any delinquent amount then due hereunder from such Owner or the successive owners of such Lot(s). In this regard:

A. No steps shall be taken to proceed under the power of sale provided for herein until three (3) months after the date of a notice of default, executed by the Approving Agent or its duly authorized representative, is Recorded stating (i) the amount claimed, (ii) a legal description of the Lot(s) subject to such lien, (iii) the name of the record owner(s) of the Lot(s) subject to such lien, (iv) the name and address of the Approving Agent as claimant and (v) such other information as may be required by law. In addition, a copy of said notice of default shall be posted on the Lot(s) subject to such lien and given to the then record owner(s) of such Lot(s) and such other parties as may be required by law, all in the manner required by law.

B. Any judicial foreclosure or foreclosure under the private power of sale provided for herein shall be conducted in accordance with the provisions of California law then applicable to or governing judicial foreclosures or private powers of sale under mortgages and deeds of trust (including those regarding notices and rights of redemption), or in any other manner then permitted or provided for by law. Such provisions of law include, as of the effective date of this Declaration, sections 580a and following and 725 and following of the California Code of Civil Procedure and sections 2920 and following of the California Civil Code (among other Code sections), all of which are incorporated herein by this reference. Each Owner agrees that if the Approving Agent shall elect to foreclose a lien created hereunder or pursuant hereto by exercise of its private power of sale, then the Approving Agent shall have the right to designate and appoint an agent to act for it in conducting and consummating such sale, and such designated agent shall be deemed an authorized person to conduct such sale and to convey title to the purchaser at such sale without covenant or warranty, express or implied. The recitals of any matters or facts in any deed given in any foreclosure or sale conducted pursuant to this paragraph 7.7 shall be conclusive proof, for all purposes, of the truthfulness thereof. The Approving Agent, by itself or through its duly authorized agent, shall have the power at any foreclosure or sale to bid on the Lot(s) subject to the lien being foreclosed (and may make a credit bid of the amount then owed) and to acquire and hold, lease, mortgage and/or convey the same.

C. Any monetary default hereunder may be cured, prior to the foreclosure of the lien created hereunder or pursuant to the foreclosure of the lien created hereunder or pursuant hereto as a result of such default, by (and only by) the payment to the Approving Agent of the entire delinquent amount, including all applicable late charges and interest and all costs, expenses, or fees (including trustee’s fees and legal fees) incurred or paid by the Approving Agent in connection with or as a result of said default or its cure and/or the foreclosure of said lien or the enforcement of any other rights or remedy of the Approving Agent with respect to such debt and/or such lien. Following a cure of a default for which a notice of default was Recorded pursuant to paragraph 7.7A, the Approving Agent shall file or Record, as the case may require, an appropriate notice of payment and release of lien with respect thereto.

D. The liens created hereunder and the rights of judicial foreclosure or private sale hereby created shall be in addition to any other right or remedy which the Approving Agent may have hereunder, or at law or in equity, with respect to the timely payment of assessments, the enforcement of this Declaration, or any event of a default hereunder.

7.8 Nonuse and Abandonment: No Lot nor its Owner may escape liability for the special assessments provided for herein by reason of such Owner’s abandonment or nonuse of its Lot(s).

7.9 Assessment Statement: Any Owner of a Lot or the holder of any lien against a Lot may, by written request, obtain from the Approving Agent a written statement setting forth the amount of any special assessment against such Lot which is outstanding, including amounts which are delinquent or assessed but not yet due and payable (an “Assessment Statement”). If the Approving Agent fails to supply an Assessment

Statement within fifteen (15) business days of its receipt of such written request, then, subject to the following sentence it shall be conclusively deemed that there are no outstanding assessments against such Lot as of the date of such written request. However, it an unreleased Notice of Lien is Recorded against a Lot in accordance herewith, then (whether or not an Assessment Statement has been supplied and regardless of any fact set forth therein) in no event shall any subsequent purchaser or encumbrancer of such Lot, for any purpose, be a bona fide purchaser or encumbrancer for value without notice of assessment and other charges described in such unreleased Recorded Notice of Lien.

ARTICLE 8

DURATION, MODIFICATION AND REPEAL

8.1 Duration of Declaration: This Declaration, and all of the covenants, conditions, restrictions and agreements contained herein, shall continue and remain in full force and effect, with respect to all the property and each part thereof now or hereafter made subject hereto, until January 1, 2037 (subject, however, to the right to sooner terminate, extend, modify or amend as provided for herein).

8.2 Termination and Modification: This Declaration or any provision hereof, may be terminated, extended, modified or amended, provided such change is uniformly applied to the whole of the Campbell Technology Park, as follows:

A. If there is an Approving Agent then serving, only by the Recorded written consent of the Approving Agent plus the Owners of sixty-six and two-thirds percent (66-2/3%) of the land within Campbell Technology Park.

B. If there is no Approving Agent then serving, only by Recorded written consent of the Owners of seventy-five percent (75%) of the land within Campbell Technology Park.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1 Constructive Notice and Acceptance: Every person or entity who now or hereafter owns, occupies or acquires any right, title or interest in or to any portion of the property made subject to this Declaration is and shall be conclusively deemed to have consented and agreed to every covenant, condition, restriction and agreement contained herein, whether or not any reference to this Declaration is contained in the instrument or agreement by which such person acquired said right, title or interest.

9.2 Waiver of Liability: None of the Declarants, nor the Approving Agent, shall be liable to any Owner, lessee, licensee, or occupant of land subject to this Declaration by reason of any action or inaction taken in connection with, pursuant to, or with respect to any provision of this Declaration (unless such action was taken in bad faith). In this regard, and in connection with the limitations on duties, obligations and liabilities set forth in paragraphs 3.13, 4.16, 5.3, 6.4, 7.1, 7.2 and 7.3, Declarants, the Approving Agent, and each Owner each acknowledges and agrees, on its own behalf and on behalf of its successors and assigns, that it is fully apprised of the provisions of law relating to releases, and particularly those contained in Section 1542 of the California Civil Codes which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him must have materially affected his settlement with the debtor.

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, each such party hereby (I) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, each limitation on liability and each release and discharge set forth in this Declaration is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which such party, as of the date hereof, does not know of or suspect to exist in its favor.

9.3 Rights of Mortgagees: No breach or violation of any of the provisions contained herein, or any enforcement thereof, shall release, defeat, extinguish, or render invalid the lien of any mortgage or deed of trust made in good faith and for value and now or hereafter executed upon any Lot, except in the case of a foreclosure of an assessment lien pursuant to a prior Recorded Notice of Lien. If any Lot is sold by a foreclosure of or exercise of a private power of sale under any mortgage or deed of trust, any purchaser at such sale and his successors and assigns shall hold any and all property so purchased subject to all of the provisions of this Declaration.

9.4 Leasing of Property Subject to this Declaration: Every lease or other agreement for the hire (a “lease”) of any portion of the property subject to this Declaration shall be subject to the provisions to the provisions of this Declaration, and every tenant or occupant of a Lot, or a portion thereof, or any space within any buildings constructed thereon, shall in all applicable respects comply with the provisions of this Declaration. Every Owner shall include in each lease of all or any portion of his Lot or the lease of any space within any buildings constructed upon his Lot a specific provision that said lease is subject to this Declaration and that the provisions hereof are incorporated into and form an integral part of said lease; provided, however, that an Owner’s failure to comply with the preceding requirement shall not diminish the obligation of the lessee to comply herewith nor diminish the effect of this Declaration with respect to any such lease.

9.5 Paragraph Headings: Paragraph headings, where used herein, are inserted for convenience only and are not intended to be part of this Declaration or in any way to define, limit or describe the scope and intent of the particular paragraphs to which they refer.

9.6 Effect of Invalidation: If any provision of this Declaration is held to be invalid or unenforceable by any court, the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions hereof.

9.7 Covenants Running With the Land: The covenants and agreements herein of each Owner are made by such Owner on its own behalf (as owner of a Lot) and on behalf of the successive owners of such Lot for the direct benefit of each other Lot, each other Owner (as owner of another Lot) and the successive owners of each other Lot, it being the intent of each Owner that the foregoing covenants and agreements of such Owner shall be “covenants running with the land” as defined in California Civil Code Section 1468, the burdens of which shall be binding upon each Lot owned by such Owner and the successive owners of such Lot for the direct benefit of each other Lot and the successive owners of each other Lot.

9.8 Notice: Any notice required or desired to be given or sent pursuant to or with respect to this Agreement shall be in writing and shall be personally served, or, in lieu of personal service, may be given by depositing such notice in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at the address for such party as set forth in this paragraph. Any notice given by certified or registered mail shall be deemed to have been given on the third (3rd) business day after its deposit in the United States mail. Any Owner and/or the Approving Agent may, by written notice to all other Owners (and to the Approving Agent in the case of an Owner) in the manner provided above, change the address to which notices addressed to it shall thereafter be mailed. Until changed as aforesaid, (i) the address of all Owners of any given Lot as shown on the most recent Santa Clara County Tax Assessor’s Roll and (ii) the address of the Approving Agent shall be 900 Welch Road, Suite 10, Palo Alto, California 94304. If a Lot is owned by more than one Owner, then such co-Owners shall designate, by written notice to the Approving Agent, a single Owner to receive notices hereunder, and any notice given to such designated Owner shall be deemed given to all the Owners of such Lot. In the absence of any such designation, any notice given to any of the co-Owners of a Lot shall be deemed given to all the Owners of such Lot.

IN WITNESS WHEREOF, the undersigned have executed this Declaration the day and the year first above written.

Declarant: WTA CAMPBELL TECHNOLOGY PARK, LLC a California Limited Liability Company

By:

Howard J. White, III, Trustee, The Howard and Carolee White February 1986 Trust, Managing Member

EXHIBIT A

Campbell Technology Park

All of the following real property situated in the City of Campbell, County of Santa Clara, State of California:

See attached parcel map (this parcel map shall in reference represent the official recorded map).

OWNER’S STATEMENT

WE HEREBY STATE THAT WE ARE THE OWNERS OF OR HAVE SOME RIGHT, TITLE OR INTEREST IN AND TO THE REAL PROPERTY INCLUDED WITHIN THE SUBDIVISION SHOWN UPON THIS MAP; THAT WE ARE THE ONLY PERSONS WHOSE CONSENT IS NECESSARY TO PASS A CLEAR TITLE TO SAID REAL PROPERTY; THAT WE HEREBY CONSENT TO THE MAKING OF THIS MAP AND THE SUBDIVISION AS SHOWN WITHIN THE DISTINCTIVE BORDER LINE.

WE HEREBY OFFER FOR DEDICATION TO PUBLIC USE ALL STREETS AND PORTIONS OF STREETS, NOT PREVIOUSLY EXISTING, AS SHOWN ON THIS MAP WITHIN SAID SUBDIVISION, AND ALSO DEDICATE TO PUBLIC USE EASEMENTS FOR ANY AND ALL PUBLIC USES UNDER, UPON AND OVER SAID STREETS AND SAID PORTIONS THEREOF.

WE ALSO HEREBY DEDICATE TO PUBLIC USE EASEMENTS FOR ANY AND ALL PUBLIC UTILITY FACILITIES INCLUDING POLES, WIRES, CONDUITS, GAS, WATER, HEAT MAINS AND ALL APPURTENANCES TO THE ABOVE, UNDER, UPON, OR OVER THOSE CERTAIN STRIPS OF LAND DESIGNATED AS “P.U.E.” (PUBLIC UTILITY EASEMENT). THE ABOVE MENTIONED PUBLIC UTILITY EASEMENTS SHALL BE KEPT OPEN AND FREE FROM BUILDINGS AND STRUCTURES OF ANY KIND EXCEPT PUBLIC SERVICE STRUCTURES, IRRIGATION SYSTEMS AND APPURTENANCES THERETO, LAWFUL FENCES AND ALL LAWFUL UNSUPPORTED ROOF OVERHANGS.

WE ALSO HEREBY DEDICATE TO PUBLIC USE EASEMENTS FOR PUBLIC STORM DRAINAGE PURPOSES AND SANITARY SEWER PURPOSES UNDER, ON, OR OVER THOSE CERTAIN STRIPS OF LAND DESIGNATED AND DELINEATED AS “P.S.D.E.” (PUBLIC STORM DRAINAGE EASEMENT) AND “S.S.E.” (SANITARY SEWER EASEMENT). SAID EASEMENTS ARE TO BE KEPT OPEN AND FREE FROM ALL BUILDINGS AND STRUCTURES OF ANY KIND, EXCEPT IRRIGATION SYSTEMS AND APPURTENANCES THERETO, LAWFUL FENCES AND ALL LAWFUL UNSUPPORTED ROOF OVERHANGS.

WE ALSO HEREBY DEDICATE TO THE PUBLIC USE EASEMENTS FOR LIGHT AND AIR ON AND OVER THE LANDS DESIGNATED AND DELINEATED AS NON-STRUCTURAL EASEMENT ON THIS MAP. THESE EASEMENTS SHALL BE KEPT OPEN AND FREE FROM ALL BUILDINGS.

WE ALSO HEREBY DEDICATE TO PUBLIC USE EASEMENTS FOR EMERGENCY ACCESS PURPOSES ON OR OVER THOSE CERTAIN STRIPS OF LAND DESIGNATED AND DELINEATED AS “E.V.A.E.” (EMERGENCY VEHICLE ACCESS EASEMENT).

THERE IS ALSO SHOWN ON THIS MAP AN EASEMENT FOR UTILITIES DESIGNATED AND DELINEATED AS “PAC BELL ESMT” (PACIFIC BELL UTILITY EASEMENT). THIS EASEMENT SHALL BE KEPT OPEN AND FREE FROM BUILDINGS.

WTA CAMPBELL TECHNOLOGY PARK LLC

A CALIFORNIA UNITED LIABILITY COMPANY

DATE:	BY:

NAME, TITLE

TRUSTEE’S STATEMENT

GREAT BAY BANCORP, AS TRUSTEE UNDER THAT CERTAIN DEED OF TRUST RECORDED DECEMBER 21, 1998 UNDER RECORDER’S SERIES NO. 14563128, OFFICIAL RECORDS OF SANTA CLARA COUNTY, DOES HEREBY CONSENT TO THE PREPARATION AND RECORDATION OF THIS PARCEL MAP AND JOINS IN ALL DEDICATIONS HEREON.

GREAT BAY BANCORP

DATE:	BY:

NAME, TITLE

STATE OF
SS
COUNTY OF

ON                , 19     BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED

☐ PERSONALLY KNOWN TO ME -OR- ☐ PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE PERSON(S) WHOSE NAME(S) IS/ARE SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR AUTHORIZED CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURES(S) ON THE INSTRUMENT THE PERSON(S), OR THE ENTITY UPON BEHALF OF WHICH THE PERSON(S) ACTED, EXECUTED THE INSTRUMENT.

WITNESS MY HAND AND OFFICIAL SEAL.

NOTARY’S SIGNATURE

PRINTED NOTARY’S NAME

COUNTY OF NOTARY’S PRINCIPAL PLACE OF BUSINESS

EXPIRATION DATE OF NOTARY’S COMMISSION

STATE OF
SS
COUNTY OF

ON                 , 19     BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE PERSONALLY APPEARED

☐ PERSONALLY KNOWN TO ME -OR- ☐ PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE PERSON(S) WHOSE NAME(S) IS/ARE SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR AUTHORIZED CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURES(S) ON THE INSTRUMENT THE PERSON(S), OR THE ENTITY UPON BEHALF OF WHICH THE PERSON(S) ACTED, EXECUTED THE INSTRUMENT.

WITNESS MY HAND AND OFFICIAL SEAL.

NOTARY’S SIGNATURE

PRINTED NOTARY’S NAME

COUNTY OF NOTARY’S PRINCIPAL PLACE OF BUSINESS

EXPIRATION DATE OF NOTARY’S COMMISSION

SOILS REPORT

A SOILS REPORT ON THE PROPERTY HAS BEEN PREPARED BY DONALD E. BANTA AND ASSOCIATES, DATED AUGUST 11, 1998. A COPY OF WHICH HAS BEEN FILED WITH THE OFFICE OF THE CITY ENGINEER.

SURVEYOR’S STATEMENT

THIS MAP WAS PREPARED BY ME OR UNDER MY DIRECTION AND IS BASED UPON A FIELD SURVEY IN CONFORMANCE WITH THE REQUIREMENTS OF THE SUBDIVISION MAP ACT AND LOCAL ORDINANCE AT THE REQUEST OF HUETTIG-SCHROMM, INC. IN AUGUST, 1998. I HEREBY STATE THAT THIS PARCEL MAP SUBSTANTIALLY CONFORMS TO THE APPROVED OR CONDITIONALLY APPROVED TENTATIVE MAP, IF ANY; THAT THE SURVEY IS TRUE AND COMPLETE AS SHOWN; THAT ALL MONUMENTS ARE OF THE CHARACTER AND OCCUPY THE POSITIONS INDICATED, OR THAT THEY WILL BE SET IN THOSE POSITIONS ON OR BEFORE MAY, 2000; THAT THE MONUMENTS ARE, OR WILL BE, SUFFICIENT TO ENABLE THE SURVEY TO BE RETRACED.

DATE:
STEVEN M. MENDENHALL L.S. 4444 LICENSE EXPIRES: SEPT. 30, 2001

PARCEL MAP

CAMPBELL, CALIFORNIA

CONSISTING OF 3 SHEETS

BEING A SUBDIVISION OF A PART OF SECTION 35,

T. 75., R.I W., W.D.U. & PART OF LOT 6 OF MAP OF

PARTITION IN THE SUIT OF E. WILLET vs. LOTTIE WILLETT et al

LYNC ENTIRELY WITHIN THE CITY OF CAMPBELL, CALIFORNIA

FEBRUARY, 1999

CITY ENGINEERS’ STATEMENT

I HEREBY STATE THAT I HAVE EXAMINED THE HEREON PARCEL MAP; THAT THE SUBDIVISION AS SHOWN HEREON IS SUBSTANTIALLY THE SAME AS IT APPEARED ON THE TENTATIVE MAP AND ANY APPROVED ALTERATIONS THEREOF; THAT ALL PROVISIONS OF THE SUBDIVISION MAP ACT, AS AMENDED, AND OF ANY LOCAL ORDINANCE APPLICABLE AT THE TIME OF APPROVAL OF THE TENTATIVE MAP HAVE BEEN COMPLIED WITH.

DATE:
MICHELLE M. QUINNEY, RCE 44144 CITY ENGINEER OF THE CITY OF CAMPBELL, CALIFORNIA RCE EXPIRATION DATE: 6/30/2001

I AM SATISFIED THAT THE MAP IS TECHNICALLY CORRECT.

DATE:
IRVIN HAROLD MOUSLEY, RCE 16607 RCE EXPIRATION DATE: 6/30/2001

CITY CLERK’S STATEMENT

I HEREBY STATE THAT THIS MAP DESIGNATED AS PARCEL MAP, CONSISTING OF 3 SHEETS WAS APPROVED BY THE CITY COUNCIL OF THE CITY OF CAMPBELL AT A MEETING OF SAID COUNCIL HELD ON THE      DAY OF              19    ; AND THAT SAID COUNCIL DID ACCEPT THE DEDICATION OF ALL STREETS AND PORTIONS THEREOF AND ALL EASEMENTS OFFERED FOR DEDICATION SUBJECT TO IMPROVEMENT. ON BEHALF OF THE PUBLIC IN CONFORMITY WITH THE TERMS OF THE OFFER OF DEDICATION.

DATE:
ANNE BYBEE, CITY CLERK

RECORDER’S CERTIFICATE

FILE NO.              FEE $             PAID,

ACCEPTED FOR RECORD AND FILED IN

BOOK OF             MAPS AT PAGE(S)             SANTA CLARA COUNTY RECORDS

THIS      DAY OF              19     AT     M.

AT THE REQUEST OF                     .

BRENDA DAVIS, COUNTY RECORDER SANTA CLARA COUNTY, CALIFORNIA

BY:
DEPUTY

PARCEL MAP
CAMPBELL, CALIFORNIA
CONSISTING OF 3 SHEETS
BEING A SUBDIVISION OF A PART OF SECTION 35, T. 7S., R.1 W., M.D.M. & PART OF LOT 8 OF MAP OF PARTITION IN THE SUIT OF E. WILLETT vs. LOTTIE WILLETT et al LYING ENTIRELY WITHIN THE CITY OF CAMPBELL, CALIFORNIA
FEBRUARY, 1999
HMH, Incorporated
Civil Engineers - Planners - Surveyors
GRAPHIC SCALE
1 INCH = 60 FEET
BASIS OF BEARINGS
THE BEARING "N 56°55'00" E" AS SHOWN ON THE MAP OF TRACT 3599 FILED IN BOOK 175 OF MAPS AT PAGE 47, SANTA CLARA COUNTY RECORDS, WAS ADOPTED AS THE BEARING BETWEEN THE FOUND MONUMENTS ALONG THE CENTERLINE OF McGLINCEY LANE AT THE PROLONGATION OF THE WEST LINE OF SAID TRACT 3599 AND AT WESTCHESTER DRIVE.
LEGEND
DISTINCTIVE BORDER LINE
NO ACCESS RIGHTS TO FREEWAY PER 3537 OR 478
STANDARD CITY MONUMENT IN BOX, FOUND AS DESCRIBED
STANDARD CITY MONUMENT SET AND STAMPED "LS 4444"
3/4" IRON PIPE FOUND, AS NOTED
(NO KNOWN RECORD REFERENCE UNLESS NOTED "R#")
3/4" IRON PIPE SET, TAGGED "LS 4444"
E.V.A.E. EMERGENCY VEHICLE ACCESS EASEMENT
P.U.E. PUBLIC UTILITY EASEMENT
P.S.D.E. PUBLIC STORM DRAINAGE EASEMENT
S.S.E. SANITARY SEWER EASEMENT
(R) RADIAL BEARING
(T) TOTAL OF DIMENSIONS ALONG THIS LINE OR CURVE
( )R# MONUMENT OR DIMENSION AS DESCRIBED IN RECORD #
R1: 175 MAPS 47 R2: 214 MAPS 18 R3: 99 MAPS 36
G.D.F.P.S.P. GRANT DEED FOR PUBLIC STREET PURPOSES
SEE SHEET 3
LOT 1
LOT 2
LOT 4
CAMPBELL TECHNOLOGY PARKWAY
LANDS OF CITY OF CAMPBELL REDEVELOPMENT AGENCY
LANDS OF SCVWD
PARCEL MAP 99 PM 36
STATE ROUTE 17 3537 OR 478
LANDS OF PASEO DE PALOMAS 1297 OR 317
TRACT 3599 175 M 47
ACCESS DETAIL
McGLINCEY LANE
WESTCHESTER DRIVE
LANDS OF PETERSEN
LANDS OF ZANARDI
LANDS OF MARRONE
LANDS OF WTA CAMPBELL TECH. PARK LLC
PRIVATE DRIVEWAY ESMT. P.U.E., E.V.A.E., S.S.E. & P.S.D.E.
PRIVATE DRIVEWAY ESMT. P.U.E. & E.V.A.E.
60' NON-STRUCTURAL EASEMENT
DEDICATED TO THE CITY OF CAMPBELL FOR PUBLIC STREET PURPOSES
SEE ACCESS DETAIL
SHEET 2 OF 3 SHEETS HMH PROJ. 2332-02-31

CURVE	RADIUS	DELTA	LENGTH
C1	45.00'	37°44'40"	45.35'
C2	45.00'	24°00'20"	18.85'
C3	20.00'	31°48'51"	11.11'
C4	20.00'	34°37'20"	12.09'
C5	5.00'	90°00'00"	7.85'
C6	20.00'	37°04'46"	12.94'
C7	322.50'	08°44'40"	49.22'
C8	475.00'	03°59'15"	33.06'
C9	322.50'	07°24'32"	41.72'
C10	25.00'	85°16'07"	37.21'
C11	2847.00'	00°06'14"	5.34'
C12	145.00'	17°13'37"	43.60'
C13	145.00'	13°14'04"	33.49'
C14	145.00'	03°59'33"	10.10'

LINE	BEARING	DISTANCE
L1	N23°43'39"W	27.03'
L2	N51°23'28"W	8.88'
L3	N89°50'00"W	20.00'(T)
L4	N89°50'00"W	15.32'
L5	N32°19'53"E	5.43'

303 R.O.S. 43
315 SEE DETAIL P.M. 33
DETAIL
STATE ROUTE 17
3537 OR 478
LOT 2
LOT 3
LOT 4
LANDS OF PASEO DE PALOMAS
1297 OR 317
PASEO DE PALOMAS
PRIVATE DRIVEWAY ESMT. E.V.A.C. & P.U.E.
PRIVATE DRIVEWAY ESMT. E.V.A.C., P.U.E., S.S.E., & P.S.D.E.
PRIVATE DRIVEWAY EASEMENT P.U.E. & E.V.A.C.
15' P.U.E.
SEE SHEET 2

PARCEL MAP

CAMPBELL, CALIFORNIA

CONSISTING OF 3 SHEETS

BEING A SUBDIVISION OF A PART OF SECTION 35, T. 7S., R.1 W., M.D.M. & PART OF LOT 6 OF MAP OF PARTITION IN THE SUIT OF E. WILLETT vs. LOTTIE WILLETT et al LYING ENTIRELY WITHIN THE CITY OF CAMPBELL, CALIFORNIA

FEBRUARY, 1999

HMH, Incorporated
Civil Engineers • Planners • Surveyors

GRAPHIC SCALE
1 INCH = 60 FEET

BASIS OF BEARINGS

THE BEARING "N 56°35'00" E" AS SHOWN ON THE MAP OF TRACT 3589 FILED IN BOOK 175 OF MAPS AT PAGE 47, SANTA CLARA COUNTY RECORDS, WAS ADOPTED AS THE BEARING BETWEEN THE FOUND MONUMENTS ALONG THE CENTERLINE OF McGLINCEY LANE AT THE PROLONGATION OF THE WEST LINE OF SAID TRACT 3589 AND AT WESTCHESTER DRIVE.

LEGEND

- (line symbol) DISTINCTIVE BORDER LINE
- (hatched line) NO ACCESS RIGHTS TO FREEWAY PER 3537 OR 478
- (symbol) STANDARD CITY MONUMENT IN BOX, FOUND AS DESCRIBED
- (symbol) STANDARD CITY MONUMENT SET AND STAMPED "LS 4444"
- • R# 3/4" IRON PIPE FOUND, AS NOTED (NO KNOWN RECORD REFERENCE UNLESS NOTED "R#")
- (symbol) 3/4" IRON PIPE SET, TAGGED "LS 4444"
- E.V.A.E. EMERGENCY VEHICLE ACCESS EASEMENT
- P.U.E. PUBLIC UTILITY EASEMENT
- P.S.D.E. PUBLIC STORM DRAINAGE EASEMENT
- S.S.E. SANITARY SEWER EASEMENT
- (R) RADIAL BEARING
- (T) TOTAL OF DIMENSIONS ALONG THIS LINE OR CURVE
- (...)R# MONUMENT OR DIMENSION AS DESCRIBED IN RECORD #. R1: 175 MAPS 47 R2: 214 MAPS 18 R3: 99 MAPS 36
- G.D.F.P.S.P. GRANT DEED FOR PUBLIC STREET PURPOSES

NOTES

1. S.S.E.'S AND S.D.E.'S ARE DIMENSIONED ALONG ONE SIDE ONLY.

CURVE	RADIUS	DELTA	LENGTH
C1	10.00'	122°16'12"	21.34'
C2	15.00'	90°00'00"	23.56'
C3	10.00'	97°43'48"	17.06'
C4	10.00'	50°00'00"	8.73'
C5	35.00'	19°26'58"	11.88'
C6	32.00'	43°48'12"	24.46'
C7	5.00'	43°48'12"	3.82'

LINE	BEARING	DISTANCE	
L1	N43°39'40"W	15.00'	(CENTERLINE)
L2	N08°20'20"E	18.01'	(CENTERLINE)

SEE SHEET 3
SEE SHEET 2
KEY MAP

SHEET 3 OF 3 SHEETS HMH PROJ. 2332-02-31

COMMON USE AREA LEGEND
LANDSCAPED PAR COURSE AND PICNIC AREA
TRUCKING AND VEHICLE ACCESS DRIVES FOR COMMON MAINTENANCE
PROJECT SIGN AND MONUMENT LANDSCAPE AREA
PUBLIC DEDICATED LANDSCAPE MAINTAINED BY CAMPBELL TECHNOLOGY PARK
HIGHWAY 17
BUILDING C - LOT #3
LANDSCAPED PAR COURSE
BUILDING B - LOT #2
BUILDING D LOT #4
BUILDING A - LOT #1
CAMPBELL TECHNOLOGY PARKWAY
MONUMENT ADDRESS SIGN AREA
PUBLIC PARK LANDSCAPE STRIP MAINTENANCE BY CITY OF CAMPBELL
NOT A PART OF CAMPBELL TECHNOLOGY PARK
CITY OF CAMPBELL PARK
PUBLIC STREET
PUBLIC DEDICATED LANDSCAPING - MAINTENANCE BY CTP (BOTH SIDES OF STREET) - EXCEPT ALONG CITY PARK
ENTRY PROJECT LANDSCAPE & SIGN AREA
PUBLIC STREET
McGLINCEY LANE

EXHIBIT A1

CAMPBELL TECHNOLOGY PARK

EXHIBIT B

CAMPBELL TECHNOLOGY PARK

SIGN PROGRAM

All signs within Campbell Technology Park shall comply with the requirements set forth in this Exhibit B and as set forth in Article 3 of the CC&Rs, including the required plans and fees for reviews and approvals. Additionally, all signs shall comply with the City of Campbell’s Municipal Code for signs, including obtaining any and all required permits.

The purpose of this SIGN PROGRAM is to provide harmony and compatibility for all signs as it relates to the associated architectural and landscape design. This sign program is structured to provide a framework of criteria, from which a sign can be designed, installed or removed, including sizes, locations and restrictions while allowing flexibility for individual tenants or owners needs.

SIGN TYPES

1.	PROJECT SIGNS: These signs are restricted for the purpose of identifying the entrances CAMPBELL TECHNOLOGY PARK. There shall not be any identification of any individual tenant or owner except to reference building addresses.

2.	TENANT MONUMENT SIGNS: These freestanding signs are designated for tenant identification and shall be limited to the tenants name(s) and or logo. There shall be only one tenant monument sign per parcel of land and it shall be for all tenants within that parcel.

3.	BUILDING WALL SIGNS: These signs shall be mounted parallel to the exterior of the building or other architectural elements and are limited to the tenants name and/or logo.

4.	FREEWAY VISIBLE SIGNS: These signs shall be mounted to an exterior wall and shall be limited to the tenants name(s) and or logo.

5.	DIRECTIONAL OR INFORMATIONAL SIGNS: These are on-site signs which direct or guide vehicle parking, loading or trucking traffic, docking or loading. These signs shall not have any advertising (including tenants name or logo) but may utilize site mapping to identify locations.

6.	ADDRESS SIGNS: The sign shall identify building address numbers only and shall be mounted or applied to the exterior of the building.

SIGN RESTRICTIONS

1.	There shall be no moving or animated signs nor have flashing or moving lights. Portable signs or promotional devices, including roof-mounted signs or signs attached to trees or other landscape materials are prohibited.

2.	Temporary signs shall be limited to the following:

a.	Tenants may display temporary signs for the use identification prior to the installation of permanent signs, but shall be limited to a time fame of not more than four months from initial occupancy.

b.	Temporary signs shall not exceed a total area of forty square feet.

c.	Temporary tenant signs shall be placed adjacent to or within the tenants space or common lobby. Placement of signs not within or directly adjacent to the tenants space shall require approval by the Approving Agent and shall not be attached to the building unless prior conditions for removal are also approved.

d.	No more than two temporary signs per tenant are allowed at any time.

3.	Real estate signs shall be limited to one sign per building or lot and shall be place within the boundary of the lot and shall be permitted as follows:

a.	The site is vacant or the building is a minimum of twenty-five percent unleased.

Campbell Technology Park Sign Program

1

b.	Freestanding or building mounted signs may be used but not both. The Approving Agent, prior to installation, shall approve location and installation details, including requirements for removal.

c.	Freestanding signs shall not exceed eight feet in height.

4.	If sign illumination is used it shall be provided either by interior lights or reflectors concealed in shrubbery or decorative structures. Such illumination shall not cause any glare on adjacent properties or streets.

5.	Signs or letters, numbers and logos shall be attached such that it is parallel with the face of the building or sign structure and shall not project beyond one foot of the wall or above the top of the parapet or sign wall.

SIGN SIZE AND LOCATIONS

1.	PROJECT SIGNS: Project signs shall be designed and approved on a case by case basis and shall have an integrated landscape plan. Project signs shall be placed at street or entry driveways only.

2.	TENANT MONUMENT SIGNS: Each building may have one one-sided tenant monument sign located within the boundaries of its property. The sign shall not exceed six feet in height and shall be constructed in concrete with an overall finish & color to match the building. The overall sign display area shall not exceed fifty square feet and shall also include the building address number. The area designated for each tenant shall be proportional to the percentage of its lease space, except that any one tenant shall not exceed fifty percent of the sign display area. All letters within a sign shall be the same type style and color for all tenants. Logos may be used but are to be confined within the tenants designated sign area. See figure 1 for recommended site locations for monument signs.

3.	BUILDING WALL SIGN: A tenant who occupies a minimum of thirty-four percent of the total building’s lease square footage may have one building wall mounted signage not to exceed fifty square feet. Each building is limited to two signs. Location of signs shall be within the center third of the front elevation.

4.	FREEWAY VISIBLE SIGNS: Buildings A, B, & C may have potential freeway visibility for signage. A tenant who occupies a minimum of thirty-four percent of the total building’s lease square footage may have freeway visible signage. This signage is limited to being located within the top four foot section of the building wall and within twelve feet of the North-west comer of each building (see figure 2 & 3 elevations). The area for lettering &/or logo shall not exceed thirty-six square feet for any one sign nor fifty square feet if both sides of the comer wall are used. Signs shall be designed to accommodate two tenants, unless a single tenant has a minimum of sixty-eight percent of the total lease space.

5.	DIRECTIONAL OR INFORMATIONAL SIGNS: All directional or informational signs shall be of uniform color, text style, mounting type and height.

6.	ADDRESS SIGNS: Building address numbers shall be 18 inches in height mounted near the top of the building parapet wall most visible from the street or most visible access point. Building address numbers, four inches high, may also be installed on the face of the project entrance sign. Numbers shall be italic helvetica with a bronze anodized aluminum finish or contrasting color from the building (see figure 4 elevation). Prior to installation clearance from the Fire Department is recommended.

7.	TEMPORARY TENANT IDENTIFICATION SIGNS: Shall be a maximum of 20 square feet each. See sign restrictions above for approved locations.

8.	REAL ESTATE SIGNS: Signs shall be a maximum of thirty-two square feet per sign face, with a maximum of two sign faces.

MAINTENANCE OF SIGNS

All signs including all supports, associated lighting and landscaping shall be maintained in good safe condition. The sign display areas shall be kept in a clean and neatly painted condition at all times.

Campbell Technology Park Sign Program

2

SITE PLAN
FIGURE I
SIGN PROGRAM

FREEWAY VISIBLE SIGN AREA
BUILDING C – LOT #3
ADDRESS SIGN AREA
MONUMENT SIGN AREA
FREEWAY VISIBLE SIGN AREA
HIGHWAY 17
BUILDING B – LOT #2
MONUMENT SIGN AREA
BUILDING D LOT #4
FREEWAY VISIBLE SIGN AREA
ADDRESS SIGN AREA
ADDRESS SIGN AREA
MONUMENT SIGN AREA
TECHNOLOGY
BUILDING A – LOT #1
MONUMENT SIGN AREA
PROJECT SIGN & ADDRESS AREA
CAMPBELL
PARKWAY
NOT A PART OF CAMPBELL TECHNOLOGY PARK
ADDRESS SIGN AREA
CITY OF CAMPBELL PARK
PUBLIC STREET
ENTRY PROJECT LANDSCAPE & SIGN AREA

CAMPBELL
TECHNOLOGY
PARK

3

FREEWAY VISIBLE
SIGN AREA (TYP.)

BUILDING "A" - NORTH ELEVATION

SIGN PROGRAM ELEVATION - FIGURE 2

FREEWAY VISIBLE
SIGN AREA (TYP)

BUILDING "A" - WEST ELEVATION

SIGN PROGRAM ELEVATION - FIGURE 3

RECOMMENDED TYPICAL
ADDRESS LOCATION

BUILDING "A" - EAST ELEVATION

SIGN PROGRAM ELEVATION - FIGURE 4

4

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	}	ss.
County of Santa Clara

On Feb 26, 1999, before me,	Irene C. O’Donnell, Notary Public
Date	Name and Title of Officer (e.g., “Jane Doe, Notary Public”)
personally appeared	Howard J. White III, Managing Member
Name(s) of Signers(s)

☐ personally known to me
☒ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Place Notary Seal Above	Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document)
Title or Type of Document: Declaration of Covenants Condition & Restriction of Campbell Tech Park

Document Date: Feb 26, 1999	Number of Pages: Forty three

Signer(s) Other Than Named Above: None

Capacity(ies) Claimed by Signer
Signer’s Name: Howard J. White III
☐	Individual
☐	Corporate Officer — Title(s):
☐	Partner — ☐ Limited ☐ General
☐	Attorney in Fact
☒	Trustee
☐	Guardian or Conservator

☐	Other:

Signer Is Representing:

©1997 National Notary Association — 9350 De Soto Ave., P.O. Box 2402 — Chatsworth, CA 91313-2402 Prod. No. 5907 Reorder: Call Toll-Free 1-800-878-6827